                                                                    Exhibit 2(a)

                         AGREEMENT AND PLAN OF MERGER

                           DATED AS OF JUNE 9, 1997

                                 BY AND AMONG

                             HALLIBURTON COMPANY,

                            HALLIBURTON M.S. CORP.

                                      AND

                               NUMAR CORPORATION


                              Page 5 of 99 pages
                      The Exhibit Index appears on Page 4

                               TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
                                                ARTICLE I
DEFINITIONS

     SECTION 1.01   Definitions...............................................................  -1-
                    -----------
     SECTION 1.02   Rules of Construction.....................................................  -2-
                    ---------------------

                                                ARTICLE II

TERMS OF MERGER

     SECTION 2.01   Statutory Merger..........................................................  -2-
                    ----------------
     SECTION 2.02   Effective Time............................................................  -2-
                    --------------
     SECTION 2.03   Effect of the Merger......................................................  -2-
                    --------------------
     SECTION 2.04   Articles of Incorporation; Bylaws.........................................  -2-
                    ---------------------------------
     SECTION 2.05   Directors and Officers....................................................  -3-
                    ----------------------

                                               ARTICLE III

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 3.01   Merger Consideration; Conversion and Cancellation of Securities...........  -3-
                    ---------------------------------------------------------------
     SECTION 3.02   Exchange of Certificates..................................................  -4-
                    ------------------------
     SECTION 3.03   Closing...................................................................  -7-
                    -------
     SECTION 3.04   Stock Transfer Books......................................................  -7-
                    --------------------

                                           ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     SECTION 4.01   Organization and Qualification; Subsidiaries..............................  -7-
                    --------------------------------------------
     SECTION 4.02   Articles of Incorporation and Bylaws......................................  -7-
                    ------------------------------------
     SECTION 4.03   Capitalization............................................................  -8-
                    --------------
     SECTION 4.04   Authorization of Plan.....................................................  -9-
                    ---------------------
     SECTION 4.05   Approvals................................................................. -10-
                    ---------
     SECTION 4.06   No Violation.............................................................. -10-
                    ------------
     SECTION 4.07   Reports................................................................... -10-
                    -------
     SECTION 4.08   No Material Adverse Effect; Conduct....................................... -11-
                    -----------------------------------

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

     SECTION 4.09   Title to Properties......................................................  -11-
                    -------------------
     SECTION 4.10   Certain Obligations......................................................  -12-
                    --------------------
     SECTION 4.11   Authorizations; Compliance...............................................  -12-
                    --------------------------
     SECTION 4.12   Litigation; Compliance with Laws.........................................  -12-
                    --------------------------------
     SECTION 4.13   Employee Benefit Plans...................................................  -13-
                    ----------------------
     SECTION 4.14   Taxes....................................................................  -16-
                    -----
     SECTION 4.15   Environmental Matters....................................................  -16-
                    ---------------------
     SECTION 4.16   Intellectual Property....................................................  -17-
                    ---------------------
     SECTION 4.17   Insurance................................................................  -19-
                    ---------
     SECTION 4.18   Pooling; Tax Matters.....................................................  -19-
                    --------------------
     SECTION 4.19   Affiliates...............................................................  -20-
                    ----------
     SECTION 4.20   Certain Business Practices...............................................  -20-
                    --------------------------
     SECTION 4.21   Opinion of Financial Advisor.............................................  -20-
                    ----------------------------
     SECTION 4.22   Brokers..................................................................  -20-
                    -------
     SECTION 4.23   AntiTakeover Law.........................................................  -20-
                    ----------------

                                               ARTICLE V

REPRESENTATIONS AND WARRANTIES OF ACQUIROR

     SECTION 5.01   Organization and Qualification; Subsidiaries.............................  -21-
                    --------------------------------------------
     SECTION 5.02   Certificate of Incorporation and Bylaws..................................  -21-
                    ---------------------------------------
     SECTION 5.03   Capitalization...........................................................  -21-
                    --------------
     SECTION 5.04   Authorization of Plan....................................................  -23-
                    ---------------------
     SECTION 5.05   Approvals................................................................  -23-
                    ---------
     SECTION 5.06   No Violation.............................................................  -23-
                    ------------
     SECTION 5.07   Reports..................................................................  -24-
                    -------
     SECTION 5.08   No Material Adverse Effect; Conduct......................................  -24-
                    -----------------------------------
     SECTION 5.09   Title to Properties......................................................  -25-
                    -------------------
     SECTION 5.10   Certain Obligations......................................................  -25-
                    -------------------
     SECTION 5.11   Authorizations; Compliance...............................................  -25-
                    --------------------------
     SECTION 5.12   Litigation; Compliance with Laws.........................................  -26-
                    --------------------------------
     SECTION 5.13   Employee Benefit Plans...................................................  -26-
                    ----------------------
     SECTION 5.14   Taxes....................................................................  -27-
                    -----
     SECTION 5.15   Environmental Matters....................................................  -27-
                    ---------------------
     SECTION 5.16   Pooling; Tax Matters.....................................................  -28-
                    --------------------
     SECTION 5.17   Insurance................................................................  -29-
                    ---------
     SECTION 5.18   Affiliates...............................................................  -29-
                    ----------
     SECTION 5.19   Certain Business Practices...............................................  -29-
                    --------------------------
     SECTION 5.20   Brokers..................................................................  -29-
                    -------
     SECTION 5.21   Acquiring Person.........................................................  -29-
                    ----------------

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

                                               ARTICLE VI
COVENANTS

     SECTION 6.01   Affirmative Covenants....................................................  -30-
                    ---------------------
     SECTION 6.02   Negative Covenants.......................................................  -30-
                    ------------------
     SECTION 6.03   No Solicitation..........................................................  -35-
                    ---------------
     SECTION 6.04   Access and Information...................................................  -35-
                    ----------------------
     SECTION 6.05   Confidentiality Agreement................................................  -36-
                    -------------------------

                                               ARTICLE VII

ADDITIONAL AGREEMENTS

     SECTION 7.01   Meeting of Shareholders..................................................  -36-
                    -----------------------
     SECTION 7.02   Registration Statement; Proxy Statements.................................  -36-
                    ----------------------------------------
     SECTION 7.03   Appropriate Action; Consents; Filings....................................  -38-
                    -------------------------------------
     SECTION 7.04   Affiliates; Pooling; Tax Treatment.......................................  -40-
                    ----------------------------------
     SECTION 7.05   Public Announcements.....................................................  -40-
                    --------------------
     SECTION 7.06   NYSE Listing.............................................................  -41-
                    ------------
     SECTION 7.07   Comfort Letters..........................................................  -41-
                    ---------------
     SECTION 7.08   Assumption of Obligations to Issue Stock and Obligations of Employee
                    --------------------------------------------------------------------
                    Benefit Plans............................................................  -41-
                    -------------
     SECTION 7.09   Operations of Company....................................................  -42-
                    ---------------------
     SECTION 7.10   Indemnification of Directors and Officers................................  -42-
                    -----------------------------------------
     SECTION 7.11   Newco....................................................................  -44-
                    -----
     SECTION 7.12   Event Notices............................................................  -44-
                    -------------

                                               ARTICLE VIII

CLOSING CONDITIONS

     SECTION 8.01   Conditions to Obligations of Each Party Under This Plan..................  -44-
                    -------------------------------------------------------
     SECTION 8.02   Additional Conditions to Obligations of the Acquiror Companies...........  -45-
                    --------------------------------------------------------------
     SECTION 8.03   Additional Conditions to Obligations of the Company......................  -46-
                    ---------------------------------------------------

                                               ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.01   Termination..............................................................  -46-
                    -----------
     SECTION 9.02   Effect of Termination....................................................  -48-
                    ---------------------

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

     SECTION 9.03   Amendment................................................................  -48-
                    ---------
     SECTION 9.04   Waiver...................................................................  -48-
                    ------
     SECTION 9.05   Fees, Expenses and Other Payments........................................  -49-
                    ---------------------------------

                                              ARTICLE X

GENERAL PROVISIONS

     SECTION 10.01  Effectiveness of Representations, Warranties and Agreements..............  -50-
                    -----------------------------------------------------------
     SECTION 10.02  Notices..................................................................  -50-
                    -------
     SECTION 10.03  Headings.................................................................  -51-
                    --------
     SECTION 10.04  Severability.............................................................  -51-
                    ------------
     SECTION 10.05  Entire Agreement.........................................................  -52-
                    ----------------
     SECTION 10.06  Assignment...............................................................  -52-
                    ----------
     SECTION 10.07  Parties in Interest......................................................  -52-
                    -------------------
     SECTION 10.08  Failure or Indulgence Not Waiver;  Remedies Cumulative...................  -52-
                    ------------------------------------------------------
     SECTION 10.09  Governing Law............................................................  -52-
                    -------------
     SECTION 10.10  Specific Performance.....................................................  -52-
                    ---------------------
     SECTION 10.11  Counterparts.............................................................  -53-
                    ------------

                                    ANNEXES

Annex A Schedule of Defined Terms
Annex B NUMAR Affiliate's Agreement
Annex C Halliburton Affiliate's Agreement

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

                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER, dated as of June 9, 1997 (this "Plan"), is by and among Halliburton Company, a Delaware corporation ("Acquiror"), Halliburton M.S. Corp., a Delaware corporation and a wholly owned subsidiary of Acquiror ("Newco"), and NUMAR Corporation, a Pennsylvania corporation (the "Company"). The Acquiror and Newco are sometimes referred to herein as the "Acquiror Companies."

                                   RECITALS:

     The Board of Directors of the Company has determined that the business combination to be effected by means of the Merger is consistent with and in furtherance of the long-term business strategy of the Company and is fair to, and in the best interests of, the Company and has approved and adopted this Plan and recommended approval and adoption of this Plan by the shareholders of the Company.

     The Board of Directors of the Acquiror has determined that the business combination to be effected by means of the Merger is consistent with and in furtherance of the long-term business strategy of the Acquiror and is fair to, and in the best interests of, the Acquiror and its stockholders and has approved and adopted this Plan.

     Upon the terms and subject to the conditions of this Plan and in accordance with the PBCL, Newco will merge with and into the Company and the Company will be the Surviving Corporation.

     For federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of the provisions of Section 368(a) of the Code.

     The Merger is intended to be treated as a "pooling of interests" for accounting purposes.

     The parties hereto acknowledge the execution and delivery of the Stock Option Agreement and the Voting Agreements concurrently with the execution and delivery of this Plan.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Plan, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01   Definitions.  Certain capitalized and other terms used in
                    -----------
this Plan are defined in Annex A hereto and are used herein with the meanings ascribed to them therein.

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

     SECTION 1.02   Rules of Construction.  Unless the context otherwise
                    ---------------------
requires, as used in this Plan: (a) a term has the meaning ascribed to it; (b) an accounting term not otherwise defined has the meaning ascribed to it in accordance with GAAP; (c) "or" is not exclusive; (d) "including" means "including, without limitation;" (e) words in the singular include the plural;
(f) words in the plural include the singular; (g) words applicable to one gender shall be construed to apply to each gender; (h) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Plan; and (i) the terms "Article" or "Section" shall refer to the specified Article or Section of this Plan.

                                  ARTICLE II

                                TERMS OF MERGER

     SECTION 2.01   Statutory Merger.  Subject to the terms and conditions and
                    ----------------
in reliance upon the representations, warranties, covenants and agreements contained herein, Newco shall merge with and into the Company at the Effective Time. The terms and conditions of the Merger and the mode of carrying the same into effect shall be as set forth in this Plan. As a result of the Merger, the constituent corporations shall be a single corporation which shall be the Company as the corporation herein designated as the Surviving Corporation, and the separate corporate existence of each of the constituent corporations shall cease except that of the Company, which shall continue as the Surviving Corporation.

     SECTION 2.02   Effective Time.  As soon as practicable after the
                    --------------
satisfaction or, if permissible, waiver of the conditions set forth in Article VIII, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger with the Secretary of State of the Commonwealth of Pennsylvania and a Certificate of Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the PBCL and the DGCL.

     SECTION 2.03   Effect of the Merger.  At the Effective Time, the effect of
                    --------------------
the Merger shall be as provided in the applicable provisions of the PBCL, including Section 1929 thereof. Without limiting the generality of the foregoing but subject thereto, all the property, real, personal and mixed, and franchises of each of the constituent corporations, and all debts due on whatever account to either of them, including subscriptions for shares and other choses in action belonging to either of them, shall be deemed to be transferred to and vested in the Surviving Corporation without further action, and the title to any real estate, or any interest therein, vested in either of the corporations shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall from and after the Effective Time be responsible for all the liabilities of each of the corporations so merged.

      SECTION 2.04   Articles of Incorporation; Bylaws.  At the Effective Time,
                     ---------------------------------
the articles of incorporation and the bylaws of the Company, as in effect immediately prior to the Effective Time, shall become the articles of incorporation and the bylaws of the Surviving Corporation.

                              Page 11 of 99 pages
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

      SECTION 2.05   Directors and Officers.  The directors of Newco immediately
                     ----------------------
prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE III

              CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     SECTION 3.01   Merger Consideration; Conversion and Cancellation of
                    ----------------------------------------------------
Securities.  The manner and basis of converting in the Merger the shares of each
----------
corporation into shares of the Surviving Corporation or the shares or other obligations of the Acquiror shall be as set forth in this Article III. At the Effective Time, by virtue of the Merger and without any action on the part of the Acquiror Companies, the Company or the holders of any of the following securities:

          (a) Subject to the other provisions of this Article III, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding Dissenters' Shares and any Company Common Stock described in Section 3.01(c)) shall be converted into 0.4832 of one share of Acquiror Common Stock. Notwithstanding the foregoing, if between the date of this Plan and the Effective Time the outstanding shares of Acquiror Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Common Stock Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

          (b) All shares of Company Common Stock shall, upon conversion thereof into shares of Acquiror Common Stock at the Effective Time, cease to be outstanding and shall be automatically canceled and retired, and each certificate previously evidencing Company Common Stock outstanding immediately prior to the Effective Time (other than Dissenters' Shares and Company Common Stock described in Section 3.01(c)) shall thereafter be deemed, for all purposes, other than the payment of dividends or distributions, to represent that number of shares of Acquiror Common Stock determined pursuant to the Common Stock Exchange Ratio and, if applicable, the right to receive cash pursuant to Section 3.02(e). The holders of certificates previously evidencing Company Common Stock shall cease to have any rights with respect to such Company Common Stock except as otherwise provided herein or by law.

          (c) Notwithstanding any provision of this Plan to the contrary, each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock, if any, owned by the Acquiror or any direct or indirect wholly owned

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

     Subsidiary of the Acquiror or of the Company immediately prior to the Effective Time shall be canceled and extinguished without conversion thereof.

          (d) Each share of common stock, par value $1.00 per share, of Newco issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $1.00 per share, of the Surviving Corporation.

          (e) Notwithstanding anything herein to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Plan or consented thereto in writing and who has demanded the right to be paid the fair value for such shares of Company Common Stock in accordance with Section 1930 of the PBCL ("Dissenters' Shares") shall not be converted into shares of Acquiror Common Stock as otherwise provided in this Section 3.01 unless and until such holder fails to continue perfection of, or withdraws or otherwise loses, such right to be paid the fair value for such shares. If after the Effective Time any such holder fails to continue perfection of, or withdraws or loses, such right of appraisal, such Dissenters' Shares shall thereupon be deemed to have been, and shall be treated as if they had been, converted into shares of Acquiror Common Stock as provided in this
     Section 3.01

     SECTION 3.02   Exchange of Certificates.
                    ------------------------

          (a)  Exchange Fund.  At the Closing, the Acquiror shall deposit, or
               -------------
     cause to be deposited, with the Exchange Agent, for the benefit of the former holders of Company Common Stock and for exchange through the Exchange Agent in accordance with this Article III, certificates evidencing that number of shares of Acquiror Common Stock equal to the product of the Common Stock Exchange Ratio and the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (exclusive of any Dissenters' Shares and any such shares to be canceled pursuant to Section 3.01(c)). The Exchange Agent shall, pursuant to irrevocable instructions from the Acquiror, deliver certificates evidencing Acquiror Common Stock, together with any cash to be paid in lieu of fractional interests in shares of Acquiror Common Stock pursuant to Section 3.02(e) and any dividends or distributions related to such Acquiror Common Stock, in exchange for certificates theretofore evidencing Company Common Stock surrendered to the Exchange Agent pursuant to Section 3.02(c). Except as contemplated by Sections 3.02(e) and (h), the Exchange Fund shall not be used for any other purpose.

          (b)  Letter of Transmittal.  Promptly after the Effective Time, the
               ---------------------
     Acquiror will cause the Exchange Agent to send to each record holder of Company Common Stock immediately prior to the Effective Time (other than Dissenters' Shares) a letter of transmittal and other appropriate materials for use in surrendering to the Exchange Agent certificates that prior to the Effective Time evidenced shares of Company Common Stock.

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

          (c)  Exchange Procedures.  Promptly after the Effective Time, the
               -------------------
     Exchange Agent shall distribute to each former holder of Company Common Stock, upon surrender to the Exchange Agent for cancellation of one or more certificates that theretofore evidenced shares of Company Common Stock, certificates evidencing the appropriate number of shares of Acquiror Common Stock into which such shares of Company Common Stock were converted pursuant to the Merger. If shares of Acquiror Common Stock are to be issued to a Person other than the Person in whose name the surrendered certificate or certificates are registered, it shall be a condition of issuance of the Acquiror Common Stock that the surrendered certificate or certificates shall be properly endorsed, with signatures guaranteed, or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of Acquiror Common Stock to a Person other than the registered holder of the surrendered certificate or certificates or such Person shall establish to the satisfaction of the Acquiror that such tax has been paid or is not applicable.

          (d)  Distributions with Respect to Unexchanged Shares of Company
               -----------------------------------------------------------
     Common Stock. No dividends or other distributions declared or made with
     ------------
     respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any certificate that theretofore evidenced shares of Company Common Stock until the holder of such certificate shall surrender such certificate. Subject to the effect of any applicable escheat laws, following surrender of any such certificate, there shall be paid to the holder of the certificates evidencing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Acquiror Common Stock to which such holder is entitled pursuant to
     Section 3.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Common Stock and (ii), at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Acquiror Common Stock.

          (e)  No Fractional Shares.  Notwithstanding anything herein to the
               --------------------
     contrary, no certificates or scrip evidencing fractional shares of Acquiror Common Stock shall be issued in connection with the Merger, and any such fractional share interests to which a holder of record of Company Common Stock at the Effective Time would otherwise be entitled shall not entitle such holder to vote or to any rights of a stockholder of the Acquiror. In lieu of any such fractional shares, each holder of record of Company Common Stock at the Effective Time who but for the provisions of this Section 3.02(e) would be entitled to receive a fractional interest of a share of Acquiror Common Stock by virtue of the Merger shall be paid cash, without any interest thereon, as hereinafter provided. The Acquiror shall instruct the Exchange Agent to determine the number of whole shares and fractional shares of Acquiror Common Stock allocable to each holder of record of Company Common Stock at the Effective Time, to aggregate all such fractional shares into whole shares, to sell the whole

                              Page 14 of 99 pages
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

     shares obtained thereby in the open market at then prevailing prices on behalf of holders who otherwise would be entitled to receive fractional share interests and to distribute to each such holder such holder's ratable share of the total proceeds of such sale, after making appropriate deductions of the amount, if any, required for federal income tax withholding purposes and after deducting any applicable transfer taxes. All brokers' fees and commissions incurred in connection with such sales shall be paid by the Acquiror.

          (f)  Termination of Exchange Fund.  Any portion of the Exchange Fund
               ----------------------------
     that remains unclaimed by the former holders of Company Common Stock for 12 months after the Effective Time shall be delivered to the Acquiror, upon demand, and any former holders of Company Common Stock who have not theretofore complied with this Article III shall thereafter look only to the Acquiror for the Acquiror Common Stock and any cash to which they are entitled. Notwithstanding any other provisions herein, neither the Exchange Agent nor any party hereto shall be liable to any former holder of Company Common Stock for any Acquiror Common Stock, cash in lieu of fractional share interests or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates evidencing Company Common Stock shall not have been surrendered prior to the seventh anniversary of the Effective Time (or such earlier date on which any shares of Acquiror Common Stock, any cash in lieu of fractional share interests or dividends or distributions with respect to Acquiror Common Stock to which the holder of such certificates would otherwise be entitled would escheat to or become the property of any governmental entity), then, immediately prior to such date, any such shares, cash, dividends or distributions in respect of such shares shall, to the extent permitted by applicable Law, become the property of the Acquiror, free and clear of all adverse claims and interests of any Person previously entitled thereto.

          (g)  Withholding of Tax.  The Acquiror shall be entitled to deduct and
               ------------------
     withhold from the consideration otherwise payable pursuant to this Plan to any former holder of Company Common Stock such amounts as the Acquiror (or any affiliate thereof) or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any state, local or foreign tax Law. To the extent that amounts are so withheld by the Acquiror, such withheld amounts shall be treated for all purposes of this Plan as having been paid to the former holder of Company Common Stock in respect of which such deduction and withholding was made by the Acquiror.

          (h)  Investment of Exchange Fund.  The Exchange Agent may invest any
               ----------------------------
     cash included in the Exchange Fund in deposit accounts or short-term money market instruments, as directed by the Acquiror, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Acquiror. The Acquiror shall deposit with the Exchange Agent as part of the Exchange Fund cash in an amount equal to any loss of principal resulting from such investments promptly after the incurrence of such a loss.

                              Page 15 of 99 pages
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

     SECTION 3.03   Closing.  The Closing shall take place at the offices of
                    -------
Vinson & Elkins L.L.P., 2001 Ross Avenue, Dallas, Texas 75201 promptly after satisfaction or, if permissible, waiver of the conditions to Closing set forth in Article VIII herein. At the conclusion of the Closing on the Closing Date, the parties hereto shall cause the Articles of Merger to be filed with the Secretary of State of the Commonwealth of Pennsylvania and the Certificate of Merger with the Secretary of State of the State of Delaware.

     SECTION 3.04   Stock Transfer Books.  At the Effective Time, the stock
                    --------------------
transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company other than to reflect transfers of shares through the date on which the Effective Time occurs.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Acquiror Companies that:

     SECTION 4.01   Organization and Qualification; Subsidiaries.  The Company
                    --------------------------------------------
and each Subsidiary of the Company are legal entities duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of incorporation or organization, have all requisite corporate power and authority to own, lease and operate their respective properties and to carry on their businesses as they are now being conducted and are duly qualified and in good standing to do business in the jurisdictions in which the nature of the businesses conducted by them or the ownership or leasing of their respective properties makes such qualification necessary, other than any matters, including the failure to be so qualified and in good standing, that could not reasonably be expected to have a Material Adverse Effect on the Company. Section 4.01 of the Company's Disclosure Letter sets forth, as of the date of this Plan, a true and complete list of all the Company's directly or indirectly owned Subsidiaries, together with (A) a specification of the nature of legal organization of such Subsidiary, (B) the jurisdiction of incorporation or other organization of such Subsidiary and (C) an indication of whether such Subsidiary is a Significant Subsidiary. Neither the Company nor any of its Subsidiaries owns an equity interest in any other partnership, joint venture arrangement or other business entity that is Material to the Company.

     SECTION 4.02   Articles of Incorporation and Bylaws.  The Company has
                    ------------------------------------
heretofore marked for identification and delivered to the Acquiror complete and correct copies of the articles of incorporation and the bylaws or the equivalent organizational documents, in each case as amended or restated to the date hereof, of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its articles of incorporation or bylaws (or equivalent organizational documents).

                              Page 16 of 99 pages
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

     SECTION 4.03   Capitalization.
                    --------------

          (a) The authorized capital stock of the Company consists of (i) 50,000,000 shares of Company Common Stock, of which, as of March 31, 1997, 8,389,653 shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Company's articles of incorporation or bylaws or any agreement to which the Company is a party or is bound, and (ii) 10,000,000 shares of Preferred Stock, par value $0.01 per share, none of which is issued and outstanding. Between March 31, 1997 and the date of this Plan, no shares of Company Common Stock have been issued by the Company, except upon exercise of Company Stock Options outstanding under the Company Option Plans. Except as set forth in Section 4.03(a) of the Company's Disclosure Letter, the Company has not, since March 31, 1997, granted any options for, or other rights to purchase, shares of Company Common Stock.

          (b) Except for shares reserved for issuance upon exercise of Company Stock Options granted pursuant to the Company Option Plans or the Company Warrants and, in each case, listed in Section 4.03(b) of the Company's Disclosure Letter, no shares of Common Stock are reserved for issuance, and, except for such Company Stock Options, there are no contracts, agreements, commitments or arrangements obligating the Company (i) to offer, sell, issue or grant any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities that are convertible into or exchangeable for any shares of, capital stock of the Company or (ii) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of, or any outstanding options, warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of the Company.

          (c) Section 4.03(c) of the Company's Disclosure Letter sets forth with respect to each Subsidiary of the Company (i) the numbers of shares of authorized, issued and outstanding capital stock of, or other equity interests in, each such Subsidiary, (ii) the number of such shares of capital stock or other equity interests owned of record and beneficially by the Company or another Subsidiary of the Company, together with the name of such holder or holders, and (iii) the names and addresses of any holders, other than the Company or another Subsidiary, of record or beneficially of the capital stock or other equity interests of such Subsidiary. Except as set forth in Section 4.03(c) of the Company's Disclosure Letter, (x) the issued and outstanding shares of capital stock of, or other equity interests in, each of the Subsidiaries of the Company that are owned by the Company or any of its Subsidiaries have been duly authorized and are validly issued, and, with respect to capital stock, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights of any past or present equity holder of such Subsidiary; (y) all such issued and outstanding shares, or other equity interests, that are indicated as owned by the Company or one of its Subsidiaries in Section 4.03(c) of the Company's Disclosure Letter are owned (A) beneficially as set forth therein and (B) free and clear of all Liens; (z) no shares of capital

                              Page 17 of 99 pages
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

     stock of, or other equity interests in, any Subsidiary of the Company are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating the Company or any of its Subsidiaries (A) to offer, sell, issue, grant, pledge, dispose of or encumber any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, any of the Subsidiaries of the Company or (B) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interest in, or any outstanding securities that are convertible into or exchangeable for, any shares of capital stock of, or other equity interests in, any of the Subsidiaries of the Company or (C) to grant any Lien on any outstanding shares of capital stock of, or other equity interest in, any of the Subsidiaries of the Company; except for any matter under clause (x), (y) or (z) of this Section 4.03(c) that could not reasonably be expected to have a Material Adverse Effect on the Company.

          (d) Except for the Company Stock Options and the Company Warrants listed in Section 4.03(b) of the Company's Disclosure Letter, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries, with respect to the registration of the offering, sale or delivery of any shares of capital stock of the Company or any of its Subsidiaries under the Securities Act or otherwise relating to any shares of capital stock of the Company or any of its Subsidiaries, except in the case of any Subsidiaries of the Company that are not Significant Subsidiaries for any matters that could not reasonably be expected to have a Material Adverse Effect on the Company.

      SECTION 4.04   Authorization of Plan.  The Company has all requisite
                     ---------------------
corporate power and authority to execute and deliver this Plan and, subject to approval of the Plan by the shareholders of the Company as required by the applicable provisions of the PBCL, each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Plan and each instrument required hereby to be executed and delivered by it at the Closing and the performance of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of the Company (other than, with respect to the Merger, the approval and adoption of this Plan by the holders of a majority of the outstanding shares of Company Common Stock in accordance with the applicable provisions of the PBCL and the Company's articles of incorporation). This Plan has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery hereof by the other parties hereto) constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by legal principles of general applicability governing the application and availability of equitable remedies.

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

     SECTION 4.05   Approvals.  Except for the applicable requirements, if any,
                    ---------
of (a) the Securities Act, (b) the Exchange Act, (c) state securities or blue sky laws, (d) the HSR Act, (e) the NASD, (f) the filing and recordation of appropriate merger documents as required by the PBCL and (g) those Laws, Regulations and Orders noncompliance with which could not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Plan or to have a Material Adverse Effect on the Company, no filing or registration with, no waiting period imposed by and no Authorization of, any Governmental Authority is required under any Law, Regulation or Order applicable to the Company or any of its Subsidiaries to permit the Company to execute, deliver or perform this Plan or any instrument required hereby to be executed and delivered by it at the Closing.

     SECTION 4.06   No Violation.  Assuming effectuation of all filings and
                    ------------
registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all Authorizations of Governmental Authorities indicated as required in Section 4.05 and receipt of the approval of the Plan by the shareholders of the Company as required by the applicable provisions of the PBCL, neither the execution and delivery by the Company of this Plan or any instrument required hereby to be executed and delivered by it at the Closing nor the performance by the Company of its obligations hereunder or thereunder will
(a) violate or breach the terms of or cause a default under (i) any Law, Regulation or Order applicable to the Company, (ii) the articles of incorporation or bylaws of the Company or (iii) any contract or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound, or (b) with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section, except in any such case for any matters described in this Section (other than clause (ii) hereof) that could not reasonably be expected to have either a material adverse effect upon the ability of the Company to perform its obligations under this Plan or a Material Adverse Effect on the Company. Prior to the execution of this Plan, the Board of Directors of the Company has taken all necessary action to cause this Plan and the transactions contemplated hereby to be exempt from the provisions of Subchapter F (Business Combinations) of Chapter 25 of the PBCL.

     SECTION 4.07   Reports.
                    -------

          (a) Since April 14, 1994, the Company has filed (i) all SEC Reports required to be filed by it with the Commission and (ii) the Company and its Subsidiaries have filed all other Reports required to be filed by any of them with any other Governmental Authorities, including state securities administrators, except where the failure to file any such Reports could not reasonably be expected to have a Material Adverse Effect on the Company. Such Reports, including all those filed after the date of this Plan and prior to the Effective Time, (x) were prepared in all material respects in accordance with the requirements of applicable Law (including, with respect to SEC Reports, the Securities Act and the Exchange Act, as the case may be, and the applicable Regulations of the Commission thereunder) and (y), in the case of the SEC Reports, did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in

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

     order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The Company Consolidated Financial Statements and any consolidated financial statements of the Company (including any related notes thereto) contained in any SEC Reports filed by the Company with the Commission after the date of this Plan (i) have been or will have been prepared in accordance with the published Regulations of the Commission and in accordance with GAAP (except (A) to the extent required by changes in GAAP and (B), with respect to the SEC Reports filed by the Company prior to the date of this Plan, as may be indicated in the notes thereto) and (ii) fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated (including, in the case of any unaudited interim financial statements, reasonable estimates of normal and recurring year-end adjustments).

          (c) Except as set forth in Section 4.07(c) of the Company's Disclosure Letter, there exist no liabilities or obligations of the Company and its Subsidiaries that are Material to the Company, whether accrued, absolute, contingent or threatened, and that would be required to be reflected, reserved for or disclosed under GAAP in consolidated financial statements of the Company as of and for the period ended on the date of this representation and warranty, other than (i) liabilities or obligations that are adequately reflected, reserved for or disclosed in the Company's Consolidated Financial Statements, (ii) liabilities or obligations incurred in the ordinary course of business of the Company since March 31, 1997 and
     (iii) liabilities or obligations the incurrence of which is permitted by
     Section 6.02(a).

     SECTION 4.08   No Material Adverse Effect; Conduct.
                    -----------------------------------

          (a) Since March 31, 1997, no event (other than any event that is of general application to all or a substantial portion of the Company's industry and other than any event that is expressly subject to any other representation or warranty contained in Article IV) has, to the Knowledge of the Company, occurred that, individually or together with other similar events, could reasonably be expected to constitute or cause a Material Adverse Effect on the Company.

          (b) Except as set forth in Section 4.08(b) of the Company's Disclosure Letter, during the period from March 31, 1997 to the date of this Plan, neither the Company nor any of its Subsidiaries has engaged in any conduct that is proscribed during the period from the date of this Plan to the Effective Time by subsections (i) through (xii) of Section 6.02(a).

     SECTION 4.09   Title to Properties.  The Company or its Subsidiaries,
                    -------------------
individually or together, have indefeasible title to all of the properties reflected in the Company's Consolidated Balance Sheet, other than any properties reflected in the Company's Consolidated Balance Sheet that have been sold or otherwise disposed of since the date of the Company's Consolidated Balance Sheet

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

or are not, individually or in the aggregate, Material to the Company, free and clear of Liens, other than (x) Liens the existence of which is reflected in the Company's Consolidated Financial Statements, (y) Permitted Encumbrances and (z) Liens that, individually or in the aggregate, are not Material to the Company. The Company or its Subsidiaries, individually or together, hold under valid lease agreements all real and personal properties reflected in the Company's Consolidated Balance Sheet as being held under capitalized leases, and all real and personal property that is subject to the operating leases to which reference is made in the notes to the Company's Audited Consolidated Financial Statements, and enjoy peaceful and undisturbed possession of such properties under such leases, other than (i) any properties as to which such leases have terminated in the ordinary course of business since the date of the Company's Consolidated Balance Sheet and (ii) any properties that, individually or in the aggregate, are not Material to the Company. Neither the Company nor any of its Subsidiaries has received any written notice of any adverse claim to the title to any properties owned by them or with respect to any lease under which any properties are held by them, other than any claims that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

     SECTION 4.10  Certain Obligations.  Except for those listed in Section 4.10
                   -------------------
of the Company's Disclosure Letter or filed as Exhibits to the Company's SEC Reports, neither the Company nor any of its Subsidiaries is a party to or bound by any Material Contract. Except as set forth in Section 4.10 of the Company's Disclosure Letter, all Material Contracts to which the Company or any of its Subsidiaries is a party are in full force and effect, the Company or the Subsidiary of the Company that is a party to or bound by such Material Contract has performed its obligations thereunder to date and, to the Knowledge of the Company, each other party thereto has performed its obligations thereunder to date, other than any failure of a Material Contract to be in full force and effect or any nonperformance thereof that could not reasonably be expected to have a Material Adverse Effect on the Company.

     SECTION 4.11  Authorizations; Compliance.  The Company and its
                   --------------------------
Subsidiaries have obtained all Authorizations that are necessary to carry on their businesses as currently conducted, except for any such Authorizations as to which, individually or in the aggregate, the failure to possess could not reasonably be expected to have a Material Adverse Effect on the Company. Such Authorizations are in full force and effect, have not been violated in any respect that could reasonably be expected to have a Material Adverse Effect on the Company and there is no action, proceeding or investigation pending or, to the Knowledge of the Company, threatened regarding suspension, revocation or cancellation of any such Authorization, except in the case of any suspension, revocation or cancellation of any such Authorization that could not reasonably be expected to have a Material Adverse Effect on the Company.

     SECTION 4.12  Litigation; Compliance with Laws.  There are no actions,
                   --------------------------------
suits, investigations or proceedings (including any proceedings in arbitration) pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity, in any Court or before or by any Governmental Authority, except actions, suits or proceedings that are set forth in Section 4.12 or Section 4.15 of the Company's Disclosure Letter or, individually

                              Page 21 of 99 pages
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

or, with respect to multiple actions, suits or proceedings that allege similar theories of recovery based on similar facts, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. There are no claims pending or, to the Knowledge of the Company, threatened by any Persons against the Company or any of its Subsidiaries for indemnification pursuant to any statute, organizational document, contract or otherwise with respect to any action, suit, investigation or proceeding pending in any Court or before or by any Governmental Authority. Except as set forth in Section 4.12 of the Company's Disclosure Letter, the Company and its Subsidiaries are in substantial compliance with all applicable Laws and Regulations and are not in default with respect to any Order applicable to the Company or any of its Subsidiaries, except such events of noncompliance or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

     SECTION 4.13  Employee Benefit Plans.
                   ----------------------

          (a) Each Benefit Plan of the Company and its Subsidiaries is listed in Section 4.13(a) of the Company's Disclosure Letter, including, with respect to Terminated Benefit Plans, the date of termination. True and correct copies of each of the following have been made available to the
     Acquiror: the most recent annual report (Form 5500) relating to each such Current Benefit Plan filed with the IRS, each such Current Benefit Plan, the trust agreement, if any, relating to each such Current Benefit Plan, the most recent summary plan description for each such Current Benefit Plan for which a summary plan description is required by ERISA, the most recent actuarial report or valuation relating to each such Current Benefit Plan subject to Title IV of ERISA and the most recent determination letter, if any, issued by the IRS with respect to any such Current Benefit Plan qualified under Section 401 of the Code.

          (b) Except as set forth in Section 4.13(b) of the Company's Disclosure Letter, with respect to such Benefit Plans, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any of its Subsidiaries could be subject to any liability under the terms of such Benefit Plans, ERISA, the Code or any other applicable Law, other than any condition or set of circumstances that could not reasonably be expected to have a Material Adverse Effect on the Company.

          (c) As to any such Current Benefit Plan intended to be qualified under Section 401 of the Code, such Benefit Plan satisfies in form the requirements of such Section, except to the extent amendments are not required by Law to be made until a date after the Effective Time. There has been no termination or partial termination of any such Benefit Plan within the meaning of Section 411(d)(3) of the Code.

          (d) As to any such Terminated Benefit Plan intended to have been qualified under Section 401 of the Code, such Terminated Benefit Plan received a favorable determination letter from the IRS with respect to its termination.

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

          (e) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Company, threatened against, or with respect to, any of such Benefit Plans or their assets that could reasonably be expected to have a Material Adverse Effect on the Company.

          (f) There is no matter pending (other than routine qualification determination filings) with respect to any of such Benefit Plans before the IRS, the Department of Labor or the PBGC.

          (g) All contributions required to be made to such Benefit Plans pursuant to their terms and provisions have been made timely.

          (h)  As to any such Current Benefit Plan subject to Title IV of ERISA,
     (i) there has been no event or condition which presents a significant risk of plan termination, (ii) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, (iii) no reportable event within the meaning of
     Section 4043 of ERISA (for which the disclosure requirements of Regulation section 2615.3 and section 4043.1 et seq., promulgated by the PBGC, have not been waived) has occurred within six years prior to the date of this Plan, (iv) no notice of intent to terminate such Benefit Plan has been given under Section 4041 of ERISA, (v) no proceeding has been instituted under Section 4042 of ERISA to terminate such Benefit Plan, (vi) no liability to the PBGC has been incurred (other than with respect to required premium payments) and (vii) the assets of the Benefit Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under the Benefit Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC.

          (i) Except as set forth in Section 4.13(i) of the Company's Disclosure Letter, in connection with the consummation of the transactions contemplated by this Plan, no payments have been or will be made under any such Current Benefit Plans or any of the programs, agreements, policies or other arrangements described in Section 4.13(k) of the Company's Disclosure Letter which, in the aggregate, would be nondeductible under Section 280G of the Code.

          (j) Except as set forth in Section 4.13(j) of the Company's Disclosure Letter, the execution and delivery of this Plan and the consummation of the transactions contemplated hereby will not (i) require the Company or any of its Subsidiaries to make a larger contribution to, or pay greater benefits under, any Current Benefit Plan or any of the programs, agreements, policies or other arrangements described in Section 4.13(k) of the Company's Disclosure Letter than it otherwise would or (ii) create or give rise to any additional vested rights or service credits under any Current Benefit Plan or any of such programs, agreements, policies or other arrangements.

                              Page 23 of 99 pages
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

          (k) Except as set forth in Section 4.13(k) of the Company's Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or is bound by any severance agreement (involving $50,000 or more), program or policy. True and correct copies of all employment agreements and change-in-control agreements with officers and employees of the Company and its Subsidiaries, and all vacation, overtime and other compensation policies of the Company and its Subsidiaries relating to their employees have been made available to the Acquiror.

          (l) Except as set forth in Section 4.13(l) of the Company's Disclosure Letter, no Benefit Plan provides retiree medical or retiree life insurance benefits to any Person and neither the Company nor any of its Subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide any Person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code. Each Benefit Plan or other arrangement described in Section 4.13(l) of the Company's Disclosure Letter may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

          (m) Neither the Company nor any of its Subsidiaries contributes or has an obligation to contribute, and has not within six years prior to the date of this Plan contributed or had an obligation to contribute, to a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (n) The vacation policies of the Company and its Subsidiaries do not provide for carryover of vacation from one calendar year to the next.

          (o) No collective bargaining agreement to which the Company or any of its Subsidiaries is a party is currently in effect or is being negotiated by the Company or any of its Subsidiaries. There is no pending or, to the Knowledge of the Company, threatened labor dispute, strike or work stoppage against the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect on the Company. To the Knowledge of the Company and except as set forth in Section 4.13(o) of the Company's Disclosure Letter, neither the Company or any of its Subsidiaries nor any representative or employee of the Company or any of its Subsidiaries has committed any unfair labor practices in connection with the operation of the business of the Company and its Subsidiaries, and there is no pending or, to the Knowledge of the Company, threatened charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable agency of any state of the United States.

                              Page 24 of 99 pages
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

     SECTION 4.14  Taxes.
                   -----

          (a) Except for such matters as could not reasonably be expected to have a Material Adverse Effect on the Company, all returns and reports of or with respect to any Tax ("Tax Returns") that are required to be filed by or with respect to the Company or any of its Subsidiaries on or before the Effective Time have been or will be timely filed, all Taxes that are due on or before the Effective Time have been or will be timely paid in full, all withholding Tax requirements imposed on or with respect to the Company or any of its Subsidiaries have been or will be satisfied in full in all respects and no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

          (b) Except as set forth in Section 4.14(b) of the Company's Disclosure Letter, all such Tax Returns have been audited by the applicable Governmental Authority or the applicable statute of limitations has expired for the period covered by such Tax Returns.

          (c) Except as set forth in Section 4.14(c) of the Company's Disclosure Letter, there is not in force any extension of time with respect to the due date for the filing of any such Tax Return or any waiver or agreement for any extension of time for the assessment or payment of any Tax due with respect to the period covered by any such Tax Return.

          (d) There is no claim against the Company or any of its Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any such Tax Return, that, in either case, could reasonably be expected to have a Material Adverse Effect on the Company.

          (e) Except as set forth in Section 4.14(e) of the Company's Disclosure Letter, none of the Company and its Subsidiaries, during the last ten years, has been a member of an affiliated group filing a consolidated federal income Tax Return.

     SECTION 4.15   Environmental Matters.  Except for matters disclosed in
                    ---------------------
Section 4.15 of the Company's Disclosure Letter and except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company, (a) the properties, operations and activities of the Company and its Subsidiaries are in compliance with all applicable Environmental Laws; (b) the Company and its Subsidiaries and the properties and operations of the Company and its Subsidiaries are not subject to any existing, pending or, to the Knowledge of the Company, threatened action, suit, investigation, inquiry or proceeding by or before any Court or Governmental Authority under any Environmental Law; (c) all Authorizations, if any, required to be obtained or filed by the Company or any of its Subsidiaries under any Environmental Law in connection with the business of the Company and its Subsidiaries have been obtained or filed and are valid and currently in full force and effect; (d) there has been no release of any hazardous substance, pollutant or contaminant into the environment by the Company or its Subsidiaries or in connection with their properties or operations; (e) there has been no exposure of any Person or

                              Page 25 of 99 pages
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

property to any hazardous substance, pollutant or contaminant in connection with the properties, operations and activities of the Company and its Subsidiaries; and (f) the Company and its Subsidiaries have made available to the Acquiror all internal and external environmental audits and studies and all correspondence on substantial environmental matters (in each case relevant to the Company or any of its Subsidiaries) in the possession of the Company or its Subsidiaries.

     SECTION 4.16  Intellectual Property.
                   ---------------------

     (a)  Schedule 4.16(a) to the Company's Disclosure Letter contains:

          (i) A listing and identification of all unexpired U.S. and foreign patents, pending patent applications and unpatented, but identified, inventions which are owned by the Company or its Subsidiaries (the "Patents List");

          (ii) A listing of all U.S. and all foreign trademarks, service marks, registrations and pending applications for registrations of marks, trade names and registered U.S. and foreign copyrights which are owned by the Company or any Subsidiary of the Company (the "Trademark/Copyright List");

          (iii) A listing (the "Agreements List") of all agreements to which the Company or any Subsidiary of the Company is a party (A) under which royalties presently are payable or in the future will or may become payable by or to the Company or any Subsidiary of the Company, or (B) which concern rights to patents, technology, processes or proprietary information of any Person relating to the businesses of the Company and its Subsidiaries as they presently are conducted, have been conducted in the past or may be conducted in the future, or (C) which in any other way affect ownership, control, use or disclosure of intellectual property or technology material in any way to the businesses of the Company and its Subsidiaries as they presently are conducted, have been conducted in the past or may be conducted in the future.

     (b)  Except as disclosed in Schedule 4.16(b) to the Company's Disclosure
Letter:

          (i) The Company or a Subsidiary of the Company is the record owner of, and has good title, free of any liens or other encumbrances, to all of the items on the Patents List and the Trademark/Copyright List;

          (ii) To the Knowledge of the Company, no Person has asserted that either the Company or any Subsidiary of the Company or any licensee of the Company or any Subsidiary of the Company, is infringing or has infringed within the six years prior to the date hereof, any foreign or domestic patent, trademark, service mark, trade name, or copyright, or has misappropriated or improperly used or disclosed any trade secret, confidential information or know how or any Person;

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

          (iii) To the Knowledge of the Company, no Person is infringing or has infringed, within the six years prior to the date hereof, any item on the Patents List or the Trademark/Copyright List, or has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how of the Company or any Subsidiary of the Company;

          (iv) To the Knowledge of the Company, no operations of the Company or its Subsidiaries are infringing, or have infringed within the six years prior to the date hereof, any foreign or domestic patent, trademark, service mark, trade name or copyright of any Person, or has involved any misappropriation or improper use or disclosure of any trade secret, confidential information or know-how of any Person;

          (v) All necessary working requirements, all proofs of use, renewals and all fees, annuities and other payments which are due on or before the date of this Plan for any items in the Patents List and/or
     Trademark/Copyright List have been met or paid;

          (vi) None of the items in the Patents List or the Trademark/Copyright List is the subject of any pending or, to the Knowledge of the Company, threatened interference, re-examination, opposition, cancellation or other protest proceeding;

          (vii) To the Knowledge of the Company, the claims contained in the issued patents on the Patents List are valid;

          (viii) It has been the policy and practice of the Company and its Subsidiaries to require that all employees, consultants and other Persons to whom confidential information relating to the business of the Company and its Subsidiaries is disclosed shall execute and deliver written agreements (A) not to use or disclose any such confidential information, except pursuant to the terms of such agreements or with the written consent of the Company or its Subsidiary, as the case may be, and (B) to reduce to writing, disclose and assign to the Company or its Subsidiary, as the case may be, all inventions, discoveries and improvements, patentable or unpatentable, and there has been no material deviation from such policy and practice;

          (ix) To the Knowledge of the Company, there is no foreign or domestic patent which is reasonably expected by the Company or any of its Subsidiaries to restrict materially the Acquiring Companies or their Affiliates from practicing, licensing or otherwise exploiting the intellectual property of the Company and its Subsidiaries, comprising, (A) the items on the Patents List and the Trademark/Copyright List and (B) the Company's and its Subsidiaries' confidential business information and trade secrets;

          (x) To the Knowledge of the Company and its Subsidiaries, all Material obligations required to be performed to date, by the Company, its Subsidiaries and any other

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

     Person pursuant to the agreements on the Agreements List have been performed and no party to any such agreement is materially in default in any respect thereunder.

     SECTION 4.17  Insurance.  The Company and its Subsidiaries own and are
                   ---------
beneficiaries under all such insurance policies underwritten by reputable insurers that, as to risks insured, coverages and related limits and deductibles, are customary in the industry in which the Company and its Subsidiaries operate. All premiums due with respect to all such insurance policies that are Material have been paid and, to the Knowledge of the Company, all such policies are in full force and effect. Section 4.17 of the Company's Disclosure Letter sets forth a list, including the name of the underwriter, the risks insured, coverage and related limits and deductibles, expiration dates and significant riders, of the principal insurance policies currently maintained by the Company and its Subsidiaries.

     SECTION 4.18  Pooling; Tax Matters.  Neither the Company nor, to the
                   --------------------
Knowledge of the Company, any of its Affiliates has taken or agreed to take any action that would prevent (a) the Merger from being treated as a "pooling of interests" in accordance with GAAP and the Regulations of the Commission or (b) the Merger from constituting a reorganization within the meaning of section 368(a) of the Code. Without limiting the generality of the foregoing:

          (a) There is no plan or intention by any shareholder of the Company who owns 5% or more of the Company Common Stock, and to the Knowledge of the management of the Company, there is no plan or intention on the part of any of the remaining shareholders of the Company, to sell, exchange or otherwise dispose of a number of shares of Acquiror Common Stock to be received in the Merger that would reduce the ownership of Acquiror Common Stock by the holders of Company Common Stock who will receive such Acquiror Common Stock in the Merger to a number of shares having a value, as of the Effective Time, of less than 50% of the value of all Company Common Stock (including shares of Company Common Stock sold for cash in lieu of fractional shares of Acquiror Common Stock and Dissenters' Shares) outstanding immediately prior to the Effective Time.

          (b) To the Knowledge of the Company, there is no agreement, plan or intention by any shareholder of the Company that owns 5% or more of the outstanding Company Common Stock to sell, exchange or otherwise dispose of any of the shares of Acquiror Common Stock to be received by such shareholder in the Merger.

          (c) The Company and the shareholders of the Company will each pay their respective expenses, if any, incurred in connection with the Merger.

          (d) There is no intercorporate indebtedness existing between the Company and the Acquiror or between the Company and Newco that was issued, acquired or will be settled at a discount.

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          (e)  The Company is not an investment company as defined in section
     368(a)(2)(F)(iii) and (iv) of the Code.

          (f) The Company is not under the jurisdiction of a court in a title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

     SECTION 4.19  Affiliates.  Section 4.19 of the Company's Disclosure Letter
                   ----------
contains a true and complete list of all Persons who are directors or executive officers of the Company and any other Persons who, to the Knowledge of the Company, may be deemed to be Affiliates of the Company. Concurrently with the execution and delivery of this Plan, the Company has delivered to the Acquiror an executed letter agreement, substantially in the form of Annex B hereto, from each such Person so identified.

     SECTION 4.20  Certain Business Practices.  As of the date of this Plan,
                   --------------------------
neither the Company or any of its Subsidiaries nor any director, officer, employee or agent of the Company or any of its Subsidiaries has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (d) made any other unlawful payment, except for any such matters that could not reasonably be expected to have a Material Adverse Effect on the Company.

     SECTION 4.21  Opinion of Financial Advisor.  The Company has received the
                   ----------------------------
opinion of Schroder Wertheim & Co. Incorporated on the date of this Plan to the effect that the Common Stock Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock in the Merger.

     SECTION 4.22  Brokers.  Except as set forth in Section 4.22 of the
                   -------
Company's Disclosure Letter, no broker, finder or investment banker (other than Schroder Wertheim & Co. Incorporated and B. G. Consulting Corp.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Plan based upon arrangements made by or on behalf of the Company. Prior to the date of this Plan, the Company has made available to the Acquiror a complete and correct copy of all agreements between the Company and Schroder Wertheim & Co. Incorporated and B. G. Consulting Corp. pursuant to which such firms will be entitled to any payment relating to the transactions contemplated by this Plan.

     SECTION 4.23  AntiTakeover Law.   None of the provisions of Subchapters E,
                   -----------------
G and H of Chapter 25 of the PBCL is applicable to the Plan or the Merger by virtue of the operation of Article 9 of the Company's articles of incorporation. The provisions of Subchapter F of Chapter 25 of the PBCL are not applicable to the Plan or the Merger by virtue of the actions of the Board of Directors of the Company in adopting the Plan on June 9, 1997.

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

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF ACQUIROR

      The Acquiror Companies hereby represent and warrant to the Company that:

      SECTION 5.01  Organization and Qualification; Subsidiaries.  The Acquiror,
                    --------------------------------------------
Newco and each other Significant Subsidiary of the Acquiror are legal entities duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or organization, have all requisite corporate power and authority to own, lease and operate their respective properties and to carry on their businesses as they are now being conducted and are duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by them or the ownership or leasing of their respective properties makes such qualification necessary, other than any matters, including the failure to be so qualified and in good standing, that could not reasonably be expected to have a Material Adverse Effect on the Acquiror. Section 5.01 of the Acquiror's Disclosure Letter sets forth, as of the date of this Plan, a true and complete list of all Significant Subsidiaries of the Acquiror, together with the jurisdiction of incorporation of each such Subsidiary and the percentage of each such Subsidiary's outstanding capital stock or other equity interests owned by the Acquiror or another Subsidiary of the Acquiror.

      SECTION 5.02  Certificate of Incorporation and Bylaws.  The Acquiror has
                    ---------------------------------------
heretofore marked for identification and furnished to the Company complete and correct copies of the certificate of incorporation and the bylaws or the equivalent organizational documents, in each case as amended or restated to the date hereof, of the Acquiror and each of its Significant Subsidiaries. Neither the Acquiror nor any of its Significant Subsidiaries is in violation of any of the provisions of its certificate of incorporation or bylaws (or equivalent organizational documents).

      SECTION 5.03  Capitalization.
                    --------------

          (a) The authorized capital stock of the Acquiror consists of (i) 400,000,000 shares of Acquiror Common Stock of which as of March 31, 1997 126,455,962 shares were issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Acquiror's certificate of incorporation or bylaws or any agreement to which the Acquiror is a party or is bound and (ii) 5,000,000 shares of Preferred Stock, without par value, of which none is issued but of which 2,000,000 shares have been designated as Series A Junior Participating Preferred Stock. Between March 31, 1997 and the date of this Plan, no shares of Acquiror Common Stock have been issued by the Acquiror except Acquiror Common Stock issued pursuant to the exercise of outstanding Acquiror Stock Options, Acquiror Restricted Stock and Acquiror Common Stock issued otherwise as set forth in Section 5.03(a) of the Acquiror's Disclosure Letter. Except as set forth in
     Section 5.03(a) of the Acquiror's Disclosure Letter, the Acquiror has not, since March 31, 1997, granted any options for, or other rights to purchase, shares of Acquiror Common Stock.

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          (b)  Except as set forth in Section 5.03(b) of the Acquiror's
     Disclosure Letter and except for shares reserved for issuance pursuant to the Acquiror Stock Plans, no shares of Common Stock are reserved for issuance, and, except for Acquiror Stock Options, Acquiror Restricted Stock agreements and for the Acquiror's obligations under the Acquiror's Rights Agreement, there are no contracts, agreements, commitments or arrangements obligating the Acquiror to offer, sell, issue or grant any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities that are convertible into or exchangeable for any shares of, capital stock of the Acquiror, to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of, or any outstanding options, warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of the Acquiror or to grant any Lien on any shares of capital stock of the Acquiror.

          (c) Except as set forth in Section 5.03(c) of the Acquiror's Disclosure Letter, (i) all the issued and outstanding shares of capital stock of, or other equity interests in, each Significant Subsidiary of the Acquiror are owned by the Acquiror or one of its Subsidiaries, have been duly authorized and are validly issued, and, with respect to capital stock, are fully paid and nonassessable, and were not issued in violation of any preemptive or similar rights of any past or present equity holder of such Subsidiary; (ii) all such issued and outstanding shares, or other equity interests, that are owned by the Acquiror or one of its Subsidiaries are owned free and clear of all Liens; (iii) no shares of capital stock of, or other equity interests in, any Significant Subsidiary of the Acquiror are reserved for issuance, and there are no contracts, agreements, commitments or arrangements obligating the Acquiror or any of its Significant Subsidiaries (A) to offer, sell, issue, grant, pledge, dispose of or encumber any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, any of the Significant Subsidiaries of the Acquiror or (B) to redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, or any outstanding securities that are convertible into or exchangeable for, any shares of capital stock of, or other equity interests in, any of the Significant Subsidiaries of the Acquiror or (C) to grant any Lien on any outstanding shares of capital stock of, or other equity interests in, any of the Significant Subsidiaries of the Acquiror; except for any matter under clause (i), (ii) or (iii) of this Section 5.03(c) that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

          (d) Except for revocable proxies granted by the Acquiror or its Subsidiaries with respect to the capital stock of Subsidiaries owned by the Acquiror or its Subsidiaries, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which the Acquiror or any of its Significant Subsidiaries is a party or by which

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

     the Acquiror or any of its Significant Subsidiaries is bound with respect to the voting of any shares of capital stock of the Acquiror or any of its Significant Subsidiaries.

      SECTION 5.04  Authorization of Plan.  Each of the  Acquiror and Newco has
                    ---------------------
all requisite corporate power and authority to execute and deliver this Plan and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by each of Acquiror and Newco of this Plan and each instrument required hereby to be executed and delivered by each of them at the Closing and the performance of their respective obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of the Acquiror and Newco, respectively. This Plan has been duly executed and delivered by the Acquiror and Newco and (assuming due authorization, execution and delivery hereof by the other party hereto) constitutes a legal, valid and binding obligation of the Acquiror and Newco, enforceable against the Acquiror and Newco in accordance with its terms, except as the same may be limited by legal principles of general applicability governing the application and availability of equitable remedies.

      SECTION 5.05  Approvals.  Except for the applicable requirements, if any,
                    ---------
of (a) the Securities Act, (b) the Exchange Act, (c) state securities or blue sky laws, (d) the HSR Act, (e) the NYSE, (f) the filing and recordation of appropriate merger documents as required by the PBCL and the DGCL and (g) those Laws, Regulations and Orders noncompliance with which could not reasonably be expected to have a material adverse effect on the ability of the Acquiror or Newco to perform its obligations under this Plan or to have a Material Adverse Effect on the Acquiror, no filing or registration with, no waiting period imposed by and no Authorization of, any Governmental Authority is required under any Law, Regulation or Order applicable to the Acquiror or Newco to permit the Acquiror or Newco to execute, deliver or perform this Plan or any instrument required hereby to be executed and delivered by it at the Closing. To the Knowledge of the Acquiror, there are no facts or circumstances that could reasonably be expected to preclude the Acquiror Common Stock to be issued in the Merger from being approved for listing on the NYSE.

      SECTION 5.06  No Violation.  Assuming effectuation of all filings and
                    ------------
registrations with, termination or expiration of any applicable waiting periods imposed by, and receipt of all Authorizations of, Governmental Authorities indicated as required in Section 5.05, neither the execution and delivery by the Acquiror or Newco of this Plan or any instrument required hereby to be executed and delivered by it at the Closing nor the performance by the Acquiror or Newco of its obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default under (i) any Law, Regulation or Order applicable to the Acquiror or Newco, (ii) the certificate of incorporation or bylaws of the Acquiror or Newco or (iii) any contract or agreement to which the Acquiror or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound, or (b) with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section, except in any such case for any matters described in this Section that could not reasonably be expected to have a material adverse effect upon

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

the ability of the Acquiror or Newco to perform its obligations under this Plan or a Material Adverse Effect on the Acquiror.

      SECTION 5.07  Reports.
                    -------

          (a) Since December 31, 1993, the Acquiror has filed all SEC Reports required to be filed by the Acquiror with the Commission. The Acquiror's SEC Reports, including those filed after the date of this Plan and prior to the Effective Time, (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable Regulations of the Commission thereunder and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The Acquiror's Consolidated Financial Statements and any consolidated financial statements of the Acquiror (including any related notes thereto) contained in any SEC Reports filed by the Acquiror with the Commission after the date of this Plan (i) have been or will have been prepared in accordance with the published Regulations of the Commission and in accordance with GAAP (except (A) to the extent required by changes in GAAP and (B), with respect to SEC Reports filed by the Acquiror prior to the date of this Plan, as may be indicated in the notes thereto) and (ii) fairly present the consolidated financial position of the Acquiror and its Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated (including, in the case of any unaudited interim financial statements, reasonable estimates of normal and recurring year-end adjustments).

          (c) Except as set forth in Section 5.07(c) of the Acquiror's Disclosure Letter, there exist no liabilities or obligations of the Acquiror and its Subsidiaries that are Material to the Acquiror, whether accrued, absolute, contingent or threatened, that would be required to be reflected, reserved for or disclosed under GAAP in consolidated financial statements of the Acquiror as of and for the period ended on the date of this representation and warranty, other than (i) liabilities or obligations that are adequately reflected, reserved for or disclosed in the Acquiror's Consolidated Financial Statements, (ii) liabilities or obligations incurred in the ordinary course of business of the Acquiror since March 31, 1997,
     (iii) liabilities or obligations the incurrence of which is permitted by
     Section 6.02(b) and (iv) liabilities or obligations that are not Material to the Acquiror.

      SECTION 5.08  No Material Adverse Effect; Conduct.
                    -----------------------------------

          (a) Since March 31, 1997, no event (other than any event that is of general application to all or a substantial portion of the Acquiror's industries and other than any event that is expressly subject to any other representation or warranty contained in Article V)

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

     has, to the Knowledge of the Acquiror, occurred that, individually or together with other similar events, could reasonably be expected to constitute or cause a Material Adverse Effect on the Acquiror.

          (b) Except as set forth in Section 5.08(b) of the Acquiror's Disclosure Letter, during the period from March 31, 1997 to the date of this Plan, neither the Acquiror nor any of its Subsidiaries has engaged in any conduct that is proscribed during the period from the date of this Plan to the Effective Time by subsections (i) through (viii) of Section 6.02(b).

      SECTION 5.09  Title to Properties.  The Acquiror or its Subsidiaries,
                    -------------------
individually or together, have indefeasible title to all of the properties reflected in the Acquiror's Consolidated Balance Sheet, other than any properties reflected in the Acquiror's Consolidated Balance Sheet that have been sold or otherwise disposed of since the date of the Acquiror's Consolidated Balance Sheet or are not, individually or in the aggregate, Material to the Acquiror, free and clear of Liens, other than (x) Liens the existence of which is reflected in the Acquiror's Consolidated Financial Statements, (y) Permitted Encumbrances and (z) Liens that, individually or in the aggregate, are not Material to the Acquiror. The Acquiror or its Subsidiaries, individually or together, hold under valid lease agreements all real and personal properties reflected in the Acquiror's Consolidated Balance Sheet as being held under capitalized leases, and all real and personal property that is subject to the operating leases to which reference is made in the notes to the Acquiror's Audited Consolidated Financial Statements, and enjoy peaceful and undisturbed possession of such properties under such leases, other than (i) any properties as to which such leases have terminated in the ordinary course of business since the date of the Acquiror's Consolidated Balance Sheet and (ii) any properties that, individually or in the aggregate, are not Material to the Acquiror.

      SECTION 5.10  Certain Obligations.    Except as set forth in Section 5.10
                    -------------------
of the Acquiror's Disclosure Letter, all Material Contracts to which the Acquiror or any of its Subsidiaries is a party are in full force and effect, the Acquiror or the Subsidiary of the Acquiror that is a party to or bound by such Material Contract has performed its obligations thereunder to date and, to the Knowledge of the Acquiror, each other party thereto has performed its obligations thereunder to date, other than any failure of any such Material Contract to be in full force and effect or any nonperformance thereof that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

      SECTION 5.11  Authorizations; Compliance.  To the Knowledge of the
                    --------------------------
Acquiror, the Acquiror and its Subsidiaries have obtained all Authorizations that are necessary to carry on their businesses as currently conducted, except for any such Authorizations as to which the failure to possess, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror. Such Authorizations are in full force and effect, have not been violated in any respect that could reasonably be expected to have a Material Adverse Effect on the Acquiror and there is no action, proceeding or investigation pending or threatened regarding suspension, revocation or cancellation of any of such Authorizations, except in the case of any

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

suspension, revocation or cancellation of such Authorizations that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

      SECTION 5.12  Litigation; Compliance with Laws.  There are no actions,
                    --------------------------------
suits, investigations or proceedings (including any proceedings in arbitration) pending or, to the Knowledge of the Acquiror, threatened against the Acquiror or any of its Subsidiaries, at law or in equity, in any Court or before or by any Governmental Authority, except actions, suits or proceedings that are set forth in Section 5.12 or Section 5.15 of the Acquiror's Disclosure Letter or , individually or, with respect to multiple actions, suits or proceedings that allege similar theories of recovery based on similar facts, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror. The Acquiror and its Subsidiaries are in substantial compliance with all applicable Laws and Regulations and are not in default with respect to any Order applicable to the Acquiror or any of its Subsidiaries, except such events of noncompliance or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

      SECTION 5.13  Employee Benefit Plans.  Except as set forth in Section 5.13
                    ----------------------
of the Acquiror's Disclosure Letter:

          (a) No event has occurred and, to the Knowledge of the Acquiror, there exists no condition or set of circumstances in connection with which the Acquiror or any of its Subsidiaries could be subject to any liability under the terms of any Benefit Plans of the Acquiror or any of its Significant Subsidiaries or, with respect to any such Benefit Plan, under ERISA, the Code or any other applicable Law, other than any condition or set of circumstances that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

          (b) As to any such Current Benefit Plan intended to be qualified under Section 401 of the Code, such Benefit Plan satisfies in form the requirements of such Section, except to the extent amendments are not required by Law to be made until a date after the Effective Time. There has been no termination or partial termination of any such Benefit Plan within the meaning of Section 411(d)(3) of the Code.

          (c) As to any such Terminated Benefit Plan intended to have been qualified under Section 401 of the Code, such Terminated Benefit Plan received a favorable determination letter from the IRS with respect to its termination.

          (d) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Acquiror, threatened against, or with respect to, any of such Benefit Plans or their assets that could reasonably be expected to have a Material Adverse Effect on the Acquiror.

          (e)  As to any such Current Benefit Plan subject to Title IV of ERISA,
     (i) there has been no event or condition which presents the material risk of plan termination, (ii) no

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

     accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, (iii) no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation section 2615.3 and section 4043.1 et seq., promulgated by the PBGC, have not been waived) has occurred within six years prior to the date of this Plan, (iv) no notice of intent to terminate such Benefit Plan has been given under Section 4041 of ERISA, (v) no proceeding has been instituted under Section 4042 of ERISA to terminate such Benefit Plan, (vi) no liability to the PBGC has been incurred (other than with respect to required premium payments) and (vii) the assets of the Benefit Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under the Benefit Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC.

          (f) Neither the Acquiror nor any of its Subsidiaries contributes or has an obligation to contribute, and has not within six years prior to the date of this Plan contributed or had an obligation to contribute, to a multiemployer plan within the meaning of Section 3(37) of ERISA.

      SECTION 5.14  Taxes.
                    -----

          (a) Except for such matters as could not reasonably be expected to have a Material Adverse Effect on the Acquiror, all Tax Returns that are required to be filed by or with respect to the Acquiror or any of its Subsidiaries on or before the Effective Time have been or will be timely filed, all Taxes that are due on or before the Effective Time have been or will be timely paid in full, all withholding Tax requirements imposed on or with respect to the Acquiror or any of its Subsidiaries have been or will be satisfied in full in all respects and no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax.

          (b) There is no claim against the Acquiror or any of its Subsidiaries for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any such Tax Return, that, in either case, could reasonably be expected to have a Material Adverse Effect on the Acquiror.

      SECTION 5.15  Environmental Matters.  Except for matters disclosed in
                    ---------------------
Section 5.15 of the Acquiror's Disclosure Letter and except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Acquiror, (a) the properties, operations and activities of the Acquiror and its Subsidiaries are in compliance with all applicable Environmental Laws; (b) the Acquiror and its Subsidiaries and the properties and operations of the Acquiror and its Subsidiaries are not subject to any existing, pending or, to the Knowledge of the Acquiror, threatened action, suit, investigation, inquiry or proceeding by or before any Court or Governmental Authority under any Environmental Law; (c) all Authorizations, if any, required to be obtained or filed by the Acquiror or any of its Subsidiaries under any Environmental

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

Law in connection with the business of the Acquiror and its Subsidiaries have been obtained or filed and are valid and currently in full force and effect; (d) there has been no release of any hazardous substance, pollutant or contaminant into the environment by the Acquiror or its Subsidiaries or in connection with their properties or operations; and (e) there has been no exposure of any Person or property to any hazardous substance, pollutant or contaminant in connection with the properties, operations and activities of the Acquiror and its Subsidiaries.

      SECTION 5.16  Pooling; Tax Matters.  Neither the Acquiror nor, to the
                    --------------------
Knowledge of the Acquiror, any of its Affiliates has taken or agreed to take any action that would prevent (a) the Merger from being treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the Regulations of the Commission or (b) the Merger from constituting a reorganization within the meaning of section 368(a) of the Code. Without limiting the generality of the foregoing:

               (a) Following the Merger, the Surviving Corporation will hold at least 90 percent of the fair market value of the Company's net assets, at least 70 percent of the fair market value of the Company's gross assets, at least 90 percent of the fair market value of the net assets of Newco and at least 70 percent of the fair market value of the gross assets of Newco, held immediately prior to the Merger, taking into account amounts paid for Dissenters' Shares and used to pay Merger Expenses and any distributions other than regular dividends.

               (b) The Acquiror has no plan or intention to (A) liquidate the Surviving Corporation, (B) merge the Surviving Corporation with or into another corporation, (C) sell or otherwise dispose of the stock of the Surviving Corporation except for transfers of stock to corporations controlled (within the meaning of section 368(c) of the Code) by the Acquiror, (D) cause or permit the Surviving Corporation to issue additional shares of its capital stock that would result in the Acquiror's losing control (within the meaning of section 368(c) of the Code) of the Surviving Corporation, (E) cause or permit the Surviving Corporation to sell or otherwise dispose of any of its assets or of any of the assets acquired from Newco except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Surviving Corporation or (F) reacquire any of the Acquiror Common Stock issued to the holders of Company Common Stock in the Merger.

               (c) Newco has no liabilities that will be assumed by the Surviving Corporation in the Merger and will not transfer to the Surviving Corporation in the Merger any assets subject to liabilities.

               (d) Following the Merger, the Surviving Corporation will continue the historic business of the Company or use a significant portion of its assets in a business.

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

               (e) There is no intercorporate indebtedness existing between the Company and the Acquiror or between the Company and Newco that was issued, acquired, or will be settled at a discount.

               (f) The Acquiror does not own, nor has it owned during the past five years, any shares of capital stock of the Company.

      SECTION 5.17  Insurance.  The Acquiror and its Subsidiaries own and are
                    ---------
beneficiaries under all such insurance policies underwritten by reputable insurers that, as to risks insured, coverages and related limits and deductibles, are customary for a company of the size and nature of the Acquiror and which is similarly situated. All premiums due with respect to all such insurance policies that are Material have been paid and, to the Knowledge of the Acquiror, all such policies are in full force and effect.

      SECTION 5.18  Affiliates.  Section 5.18 of the Acquiror's Disclosure
                    ----------
Letter contains a true and complete list of all Persons who, to the Knowledge of the Acquiror, may be deemed to be Affiliates of the Acquiror, including all directors and executive officers of the Acquiror. Concurrently with the execution and delivery of this Plan, the Acquiror has delivered to the Company an executed letter agreement, substantially in the form of Annex C hereto, from each such Person so identified as an Affiliate of the Acquiror.

      SECTION 5.19  Certain Business Practices.  As of the date of this Plan,
                    --------------------------
neither the Acquiror or any of its Subsidiaries nor any director, officer, employee or agent of the Acquiror or any of its Subsidiaries has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (d) made any other unlawful payment, except for any such matters that could not reasonably be expected to have a Material Adverse Effect on the Acquiror.

      SECTION 5.20  Brokers.  Except as set forth in Section 5.20 of the
                    -------
Acquiror's Disclosure Letter, no broker, finder or investment banker (other than Dillon, Read & Co. Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Plan based upon arrangements made by or on behalf of the Acquiror.

      SECTION 5.21  Acquiring Person.  Based on the information set forth in the
                    ----------------
Company's SEC Reports, no holder of 5% or more of the outstanding Company Common Stock whose existence is disclosed therein will at the Effective Time become an "Acquiring Person," as such term is defined in the Acquiror's Rights Agreement, as a result of any of the transactions contemplated by this Plan.

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

                                  ARTICLE VI

                                   COVENANTS

      SECTION 6.01  Affirmative Covenants.  The Company hereby covenants and
                    ---------------------
agrees that, prior to the Effective Time, unless otherwise expressly contemplated by this Plan or consented to in writing by the Acquiror, it will and will cause its Subsidiaries to:

          (a) operate its business in the usual and ordinary course consistent with past practices;

          (b) use all reasonable efforts to preserve substantially intact its business organization, maintain its rights and franchises, retain the services of its respective key employees and maintain its relationships with its respective customers and suppliers;

          (c) maintain and keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and maintain supplies and inventories in quantities consistent with its customary business practice; and

          (d) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that currently maintained;

except for any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company.

      SECTION 6.02  Negative Covenants.
                    ------------------

          (a) The Company covenants and agrees that, except as expressly contemplated by this Plan or otherwise consented to in writing by the Acquiror, from the date of this Plan until the Effective Time, it will not do, and will not permit any of its Subsidiaries to do, any of the following:

               (i) (A) increase the compensation payable to or to become payable to any director or executive officer, except for increases in salary or wages payable or to become payable upon promotion to an office having greater operational responsibilities or otherwise in the ordinary course of business and consistent with past practice; (B) grant any severance or termination pay (other than pursuant to the normal severance policy of the Company or its Subsidiaries as in effect on the date of this Plan) to, or enter into any employment or severance agreement with, any director, officer or employee, either individually or as part of a class of similarly situated persons; (C) establish, adopt or enter into any Benefit Plan or (D), except as may be required by applicable Law and actions that are not inconsistent with the provisions of Section 7.08 of this Plan, amend or take any other actions (including

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

          the acceleration of vesting, waiving of performance criteria or the adjustment of awards or any other actions permitted upon a change in control of such party or a filing under Section 13(d) or 14(d) of the Exchange Act with respect to such party) with respect to any of the Benefit Plans of such party;

               (ii) declare or pay any dividend on, or make any other distribution in respect of, outstanding shares of capital stock, except for dividends by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company;

               (iii) (A) redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries (other than (1) any such acquisition by the Company or any of its wholly owned Subsidiaries directly from any wholly owned Subsidiary of the Company,
          (2) any repurchase, forfeiture or retirement of shares of Company Common Stock or Company Stock Options occurring pursuant to the terms (as in effect on the date of this Plan) of any existing Benefit Plan of the Company or any of its Subsidiaries or (3) any periodic purchase of Company Common Stock for allocation to employee's accounts occurring pursuant to the terms (as in effect on the date of this Plan) of any existing employee stock purchase plan); (B) to effect any reorganization or recapitalization; or (C) to split, combine or reclassify any of the capital stock of, or other equity interests in, the Company or any of its Subsidiaries or to issue or to authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of such capital stock or such equity interests;

               (iv) (A) offer, sell, issue or grant, or authorize the offering, sale, issuance or grant, of any shares of capital stock of, or other equity interests in, any securities convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Company or any of its Subsidiaries, other than issuances of Company Common Stock (1) upon the exercise of Company Stock Options outstanding at the date of this Plan in accordance with the terms thereof (as in effect on the date of this Plan), (2) upon the expiration of any restrictions upon issuance of any grant existing at the date of this Plan of restricted stock or bonus stock pursuant to the terms (as in effect on the date of this Plan) of any Benefit Plans of the Company or any of its Subsidiaries or (3) any periodic issuance of shares of Company Common Stock required by the terms (as in effect on the date of this Plan) of any Benefit Plans of the Company or any of its Subsidiaries, (B) amend or otherwise modify the terms (as in effect on the date of this Plan) of any

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

          outstanding options, warrants or rights the effect of which shall be to make such terms more favorable to the holders thereof (except as may be required by ERISA or other applicable Law); (C) take any action to accelerate the vesting of any outstanding Company Stock Options or
          (D) grant any Lien with respect to any shares of capital stock of, or other equity interests in, any Subsidiary of the Company;

               (v) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or all or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice);

               (vi) sell, lease, exchange or otherwise dispose of, or grant any Lien (other than a Permitted Encumbrance) with respect to, any of the assets of the Company or any of its Subsidiaries that are Material to the Company, except for dispositions of assets and inventories in the ordinary course of business and consistent with past practice and dispositions of assets and purchase money Liens incurred in connection with the original acquisition of assets and secured by the assets acquired in an amount not to exceed $50,000 in the aggregate;

               (vii) adopt any amendments to its charter or bylaws or other organizational documents that would alter the terms of its capital stock or other equity interests or would have a material adverse effect on the ability of the Company to perform its obligations under this Plan;

               (viii) (A) change any of its methods of accounting in effect at December 31, 1996, except as may be required to comply with GAAP, (B) make or rescind any election relating to Taxes (other than any election which must be made periodically which is made consistent with past practice), (C) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes (except where the cost to the Company and its Subsidiaries of such settlements or compromises, individually or in the aggregate, does not exceed $50,000) or (D) change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1995, except, in each case, as may be required by Law and for matters that could not reasonably be expected to have a Material Adverse Effect on the Company;

               (ix) incur any obligations for borrowed money or purchase money indebtedness (other than purchase money indebtedness as to which Liens may be granted as permitted by Section 6.02(a)(vi)) that are Material to the Company, whether or not evidenced by a note, bond, debenture or similar instrument, except

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

          drawings under credit lines existing at the date of this Plan or otherwise in the ordinary course of business consistent with past practice and, in the latter instance, in no event (including purchase money indebtedness as to which Liens may be granted pursuant to
          Section 6.02(a)(vi)) in excess of $50,000;

               (x) release any third Person from its obligations under any existing standstill agreement relating to a Competing Transaction or otherwise under any confidentiality agreement or similar agreement;

               (xi) enter into any Material Contract with any third Person that provides for an exclusive arrangement with that third Person or is substantially more restrictive on the Company or any of its Subsidiaries or substantially less advantageous to the Company or any of its Subsidiaries than Material Contracts existing on the date hereof; or

               (xii) agree in writing or otherwise to do any of the foregoing.

          (b) The Acquiror covenants and agrees that, except as expressly contemplated by this Plan or otherwise consented to in writing by the Company, from the date of this Plan until the Effective Time, it will not do, and will not permit any of its Subsidiaries to do, any of the following:

               (i) declare or pay any extraordinary dividend or distribution (such term not including the Acquiror's regular quarterly dividend or any change thereto) in cash or property other than Acquiror Common Stock, except for dividends by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company;;

               (ii) (A) redeem, purchase or acquire, or offer to purchase or acquire, any outstanding shares of capital stock of, or other equity interests in, or any securities that are convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any outstanding options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Acquiror or any of its Subsidiaries (other than (1) any such acquisition by the Acquiror or any of its wholly owned Subsidiaries directly from any wholly owned Subsidiary of the Acquiror, (2) any repurchase, forfeiture or retirement of shares of Acquiror Common Stock or Acquiror Stock Options occurring pursuant to the terms of any existing Benefit Plan of the Acquiror or any of its Subsidiaries or (3) any periodic purchase of Acquiror Common Stock for allocation to employee's accounts occurring pursuant to the terms of any existing Benefit Plan of the Acquiror or any of its Subsidiaries) or (B) effect any reorganization or recapitalization other than any reorganization or recapitalization that could not reasonably be expected to have a material adverse effect on the ability of the Acquiror to perform its obligations under this Plan;

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

               (iii) offer, sell, issue or grant, or authorize the offering, sale, issuance or grant, of any shares of capital stock of, or other equity interests in, any securities convertible into or exchangeable for any shares of capital stock of, or other equity interests in, or any options, warrants or rights of any kind to acquire any shares of capital stock of, or other equity interests in, the Acquiror or any of its Subsidiaries, other than issuances of Acquiror Common Stock (A) upon the exercise of Acquiror Stock Options outstanding at the date of this Plan in accordance with the terms thereof, (B) as Acquiror Restricted Stock, (C) upon the expiration of any restrictions upon issuance of any grant existing at the date of this Plan of restricted stock or bonus stock pursuant to the terms of any Benefit Plans of the Acquiror or any of its Subsidiaries, (D) any periodic issuance of shares of Acquiror Common Stock occurring pursuant to the terms of any Benefit Plan of the Acquiror or any of its Subsidiaries or (E) any issuance of shares of Acquiror Common Stock for cash or in connection with any acquisition of equity interests, assets or businesses that could not reasonably be expected to have a material adverse effect on the ability of the Acquiror to perform its obligations under this Plan;

               (iv) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or all or a portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise to acquire any assets of any other Person (other than the purchase of assets from suppliers or vendors in the ordinary course of business and consistent with past practice and acquisitions of equity interests, assets and businesses that could not reasonably be expected to have a material adverse effect on the ability of the Acquiror to perform its obligations under this Plan);

               (v) sell, lease, exchange or otherwise dispose of, or grant any Lien (other than a Permitted Encumbrance) with respect to, any of the assets of the Acquiror or any of its Subsidiaries that are Material to the Acquiror, except for dispositions of assets and inventories in the ordinary course of business and consistent with past practice and dispositions of assets and incurrences of Liens that could not reasonably be expected to have a material adverse effect on the ability of the Acquiror to perform its obligations under this Plan;

               (vi) adopt any amendments to its charter or bylaws or other organizational documents that would alter the terms of the Acquiror's Common Stock or could reasonably be expected to have a material adverse effect on the ability of the Acquiror to perform its obligations under this Plan;

               (vii) incur any obligations for borrowed money or purchase money indebtedness that are Material to the Acquiror, whether or not evidenced by a note, bond, debenture or similar instrument, except drawings under credit lines existing at

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

          the date of this Plan, obligations incurred in the ordinary course of business consistent with past practice and obligations that could not reasonably be expected to have a material adverse effect on the ability of the Acquiror to perform its obligations under this Plan; or

               (viii) agree in writing or otherwise to do any of the foregoing.

      SECTION 6.03  No Solicitation.  From the date of this Plan until the
                    ---------------
Effective Time or the termination of this Plan pursuant to Section 9.01, the Company agrees that it will not (a) initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action knowingly to facilitate, any inquiries from any Person or the making of any proposal by any Person that constitutes, or may reasonably be expected to lead to, any Competing Transaction, (b) enter into discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Competing Transaction, (c) agree to or endorse any Competing Transaction or (d) authorize or permit any of the Company's Representatives to take any such action, and the Company shall promptly notify the Acquiror of all relevant terms of any such inquiries and proposals received by the Company, any of its Subsidiaries or any Company Representative relating to any of such matters and, if such inquiry or proposal is in writing, the Company shall promptly deliver or cause to be delivered to the Acquiror a copy of such inquiry or proposal; provided, however, that nothing contained in this Section 6.03 shall prohibit the Board of Directors of the Company from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender offer or exchange offer for shares of Company Common Stock commenced prior to the Company Shareholders' Meeting. Pending the Effective Time or the termination of the Plan, the Company shall not, through action of its Board of Directors, approve the acquisition of Company Common Stock by any Person, other than the Acquiror and any of its Subsidiaries and Affiliates, who, following such acquisition, would be an "interested shareholder" under Subchapter F of Chapter 25 of the PBCL.

      SECTION 6.04  Access and Information.
                    ----------------------

          (a) Each of the Company and the Acquiror shall, and shall cause its Subsidiaries to, (i) afford to the other and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, in the case of the Company, the "Company's Representatives" and, in the case of the Acquiror, the "Acquiror's Repre Representatives") access, at reasonable times upon reasonable prior notice, to the officers, employees, agents, properties, offices and other facilities of the other and to its books and records and (ii) furnish promptly to the other and its Representatives such information concerning its business, properties, contracts, records and personnel (including financial, operating and other data and information) as may be reasonably requested, from time to time, by or on behalf of the other party.

          (b) If this Plan is terminated for any reason pursuant to Article IX hereof, each of the Company and the Acquiror shall, within ten days after a request therefor from the other, return or destroy (and provide the other party within such ten day time period with a

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

     certificate of an executive officer certifying such destruction) all of the information furnished to such party and its Representatives pursuant to the provisions of Section 6.04(a) and all internal memoranda, analyses, evaluations and other similar material containing, reflecting or prepared from any such information, in each case other than information available to the general public without restriction.

      SECTION 6.05  Confidentiality Agreement.   The parties shall comply with,
                    --------------------------
and shall cause their Representatives to comply with, all of their respective obligations under the Confidentiality Agreement.


                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

      SECTION 7.01  Meeting of Shareholders.  The Company shall, promptly after
                    -----------------------
the date of this Plan, take all actions necessary in accordance with the PBCL and the Company's articles of incorporation and bylaws to convene a special meeting of the Company's shareholders to consider adoption of this Plan (the "Company Shareholders' Meeting"), and the Company shall consult with the Acquiror in connection therewith. The Company covenants and agrees that (i) the Board of Directors of the Company shall recommend approval of the Plan to the shareholders of the Company at the Company Shareholders' Meeting, (ii) the Company Proxy Statement shall include the recommendation of the Company's
Board of Directors in favor of the Plan; and (iii) the Company shall use all reasonable efforts to solicit from shareholders of the Company proxies in favor of the adoption of this Plan and to secure the vote or consent of shareholders required by the PBCL and the Company's articles of incorporation and bylaws to approve and adopt this Plan; provided, however, that the Board of Directors of the Company may withdraw, modify or change its recommendation of this Plan to the extent necessary to conform such recommendation to a recommendation adopted in good faith by the Board of Directors pursuant to section 14e-2 of the Exchange Act in response to a tender offer or exchange offer for the Company Common Stock commenced after the date of this Plan and prior to the Effective Time.

      SECTION 7.02  Registration Statement; Proxy Statements.
                    ----------------------------------------

          (a) As promptly as practicable after the date of this Plan, the Acquiror shall prepare a registration statement on Form S-4 (such registration statement, together with any amendments thereof or supplements thereto, being the "Registration Statement"), which, with the assistance of the Company, shall contain a prospectus/proxy statement relating to the vote of shareholders of the Company at the Company Shareholders' Meeting (the "Prospectus/Proxy Statement"), in connection with the registration under the Securities Act of the offering, sale and delivery of Acquiror Common Stock to be issued in the Merger pursuant to this Plan. As promptly as practicable after the date of this Plan, the Company shall assist the Acquiror in preparing the Prospectus/Proxy Statement and shall, pursuant to the Proxy Rules under the Exchange Act, file the same, in preliminary form, with the

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     Commission, together with a form of proxy, in connection with the vote of the Company's shareholders with respect to this Plan (such Prospectus/Proxy Statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's shareholders, being the "Company Proxy Statement"). The Acquiror and the Company agree to use all reasonable efforts to effect such filing on or before June 17, 1997 and to mail such Prospectus/Proxy Statement to the shareholders of the Company on or before July 30, 1997; provided, however, that neither party shall be compelled by such undertaking to make any concession to any Governmental Authority that it in good faith regards as inappropriate. As soon as reasonably appropriate, the Acquiror shall file the Registration Statement with the Commission pursuant to the registration provisions of the Securities Act. The Acquiror and the Company will use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take any action required to be taken under any applicable federal or state securities Laws in connection with the issuance of shares of Acquiror Common Stock in the Merger. Each of the Acquiror Companies and the Company shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Company Proxy Statement to its shareholders entitled to notice of and to vote at the Company Shareholders' Meeting.

          (b) The information supplied by the Company for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in the Company Proxy Statement to be sent to the shareholders of the Company in connection with the Company Shareholders' Meeting shall not, at the date the Company Proxy Statement (or any supplement thereto) is first mailed to shareholders or at the time of the Company Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Affiliates, or its or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment to the Registration Statement or a supplement to the Company Proxy Statement, the Company shall promptly inform the Acquiror. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein shall comply as to form in all material respects with the applicable requirements of the Securities Act and the Regulations thereunder and the Exchange Act and the Regulations thereunder.

          (c) The information supplied by the Acquiror Companies for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to

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     be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Acquiror Companies for inclusion in the Company Proxy Statement to be sent to the shareholders of the Company in connection with the Company Shareholders' Meeting shall not, at the date the Company Proxy Statement (or any supplement thereto) is first mailed to shareholders or at the time of the Company Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Acquiror or any of its Affiliates, or to their respective officers or directors, should be discovered by the Acquiror that should be set forth in an amendment to the Registration Statement or a supplement to the Company Proxy Statement, the Acquiror shall promptly inform the Company. All documents that the Acquiror Companies are responsible for filing with the Commission in connection with the transactions contemplated hereby shall comply as to form in all material respects with the applicable requirements of the Securities Act and the Regulations thereunder and the Exchange Act and the Regulations thereunder.

          (d) No amendment or supplement to the Registration Statement or the Company Proxy Statement will be made by the Acquiror or the Company without the approval of the other party which will not be unreasonably withheld or delayed. The Acquiror and the Company each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order suspending the effectiveness of the Registration Statement or the solicitation of proxies pursuant to the Company Proxy Statement, the suspension of the qualification of the Acquiror Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, any request by the staff of the Commission for amendment of the Registration Statement or the Company Proxy Statement, the receipt from the staff of the Commission of comments thereon or any request by the staff of the Commission for additional information with respect thereto.

      SECTION 7.03  Appropriate Action; Consents; Filings.
                    -------------------------------------

          (a) The Company and the Acquiror shall each use all reasonable efforts (i) to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things that, in either case, are necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Plan, (ii) to obtain from any Governmental Authorities any Authorizations or Orders required to be obtained or made by the Acquiror or the Company or any of their Subsidiaries in connection with the authorization, execution, delivery and performance of this Plan and the consummation of the transactions contemplated hereby, including the Merger, (iii) to make all necessary filings, and thereafter make any other required submissions, with respect to this Plan and the Merger required under (A) the Securities Act (in the case of Acquiror) and the Exchange Act and the Regulations thereunder, and any other applicable federal or state securities Laws, (B) the

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     HSR Act and (C) any other applicable Law. The Acquiror and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filings and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and the Acquiror shall furnish all information required for any application or other filing to be made pursuant to any applicable Law or any applicable Regulations of any Governmental Authority (including all information required to be included in the Company Proxy Statement or the Registration Statement) in connection with the transactions contemplated by this Plan.

          (b) Each of the Company and the Acquiror shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger, (ii) any notice or other communication from any Governmental Authority in connection with the Merger, (iii) any actions, suits, claims, investigations or proceedings commenced or threatened in writing against, relating to or involving or otherwise affecting the Company, the Acquiror or their Subsidiaries that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under any Material Contract of the Acquiror or Material Contract of the Company; and (v) any change that is reasonably likely to have a Material Adverse Effect on the Company or the Acquiror or is likely to delay or impede the ability of either the Acquiror or the Company to consummate the transactions contemplated by this Agreement or to fulfill their respective obligations set forth herein.

          (c) The Acquiror Companies and the Company agree to cooperate and use all reasonable efforts vigorously to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) of any Court or Governmental Authority that is in effect and that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Plan, including the vigorous pursuit of all available avenues of administrative and judicial appeal and all available legislative action. Each of the Acquiror Companies and the Company also agree to take any and all actions, including the disposition of assets or the withdrawal from doing business in particular jurisdictions, required by any Court or Governmental Authority as a condition to the granting of any Authorization or Order necessary for the consummation of the Merger or as may be required to avoid, lift, vacate or reverse any legislative or judicial action which would otherwise cause any condition to the Closing not to be satisfied; provided, however, that in no event shall either party take, or be required to take, any action that could reasonably be expected to have an Material Adverse Effect on the Company or the Acquiror.

          (d) (i) Each of the Company and Acquiror shall give (or shall cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, all reasonable efforts to obtain any consents from third

                                     -39-

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          Persons (A) necessary, proper or advisable to consummate the transactions contemplated by this Plan, (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby or (C) required to prevent a Material Adverse Effect on the Company from occurring prior to or after the Effective Time or a Material Adverse Effect on the Acquiror from occurring after the Effective Time.

               (ii) If any party shall fail to obtain any consent from a third Person described in subsection (d)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other parties, to limit the adverse effect upon the Company and Acquiror, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

     SECTION 7.04   Affiliates; Pooling; Tax Treatment.
                    ----------------------------------

          (a) The Company shall use all reasonable efforts to obtain from any Person who may be deemed to have become an Affiliate of the Company after the date of this Plan and on or prior to the Effective Time a written agreement substantially in the form of Annex B hereto as soon as practicable after attaining such status.

          (b) The Acquiror Companies shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale by shareholders of the Company who may be Affiliates of the Company pursuant to Rule 145 under the Securities Act.

          (c) Each party hereto shall use all reasonable efforts to cause the Merger to be treated for financial accounting purposes as a Pooling Transaction, and shall not take, and shall use all reasonable efforts to prevent any Affiliate of such party from taking, any actions which could prevent the Merger from being treated for financial accounting purposes as a Pooling Transaction.

          (d) Each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not take, and shall use all reasonable efforts to prevent any Affiliate of such party from taking, any actions which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.

     SECTION 7.05   Public Announcements.  The Acquiror and the Company shall
                    --------------------
consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation.

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     SECTION 7.06   NYSE Listing.  The Acquiror shall use all reasonable efforts
                    ------------
to cause the shares of Acquiror Common Stock to be issued in the Merger to be approved for listing (subject to official notice of issuance) on the NYSE prior to the Effective Time.

     SECTION 7.07   Comfort Letters.
                    ---------------

          (a) The Company shall use all reasonable efforts to cause Coopers & Lybrand LLP, the Company's independent accountants, to deliver a letter dated as of the date of the Company Proxy Statement, and addressed to the Company and the Acquiror, in form and substance reasonably satisfactory to Acquiror and customary in scope and substance for agreed upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and the Company Proxy Statement.

          (b) The Acquiror shall use all reasonable efforts to cause Arthur Andersen LLP, the Acquiror's independent accountants, to deliver a letter dated as of the date of the Prospectus/Proxy Statement, and addressed to the Acquiror and the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for agreed upon procedures letters delivered by independent public accounts in connection with registration statements and proxy statements similar to the Registration Statement and the Prospectus/Proxy Statement.

     SECTION 7.08   Assumption of Obligations to Issue Stock and Obligations of
                    -----------------------------------------------------------
                    Employee Benefit Plans.
                    ----------------------

          (a) At the Effective Time, automatically and without any action on the part of the holder thereof, each outstanding Company Stock Option shall be assumed by the Surviving Corporation and shall become an option to purchase that number of shares of Acquiror Common Stock obtained by multiplying the number of shares of Company Common Stock issuable upon the exercise of such option by the Common Stock Exchange Ratio at an exercise price per share equal to the per share exercise price of such option divided by the Common Stock Exchange Ratio and otherwise upon the same terms and conditions as such outstanding option to purchase Company Common Stock; provided, however, that in the case of any option to which Section 421 of the Internal Revenue Code applies by reason of the qualifications under Section 422 or 423 of such Code, the exercise price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in a manner that complies with
     Section 424(a) of the Code.

          (b) On or prior to the Effective Time, the Company shall take or cause to be taken all such actions, reasonably satisfactory to the Acquiror, as may be necessary or desirable in order to authorize the transactions contemplated by subsection (a) of this Section.

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          (c)  The Acquiror shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon exercise of the Company Stock Options assumed by the Surviving Corporation pursuant to Section 7.08(a) above.

          (d) As promptly as practicable after the Effective Time, the Acquiror shall file one or more Registration Statements on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Acquiror Common Stock subject to the Company Stock Options and shall use its reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding and to comply with applicable state securities and blue sky laws.

          (e) Except as provided herein or as otherwise agreed to by the parties, each of the Company Option Plans providing for the issuance or grant of Company Stock Options shall be assumed as of the Effective Time by the Surviving Corporation with such amendments thereto as may be required to reflect the Merger.

          (f) Provided that the Acquiror shall not be obligated with respect to any action taken by the Company or its Subsidiaries with respect to the Employee Benefit Plans of the Company or its Subsidiaries in violation of the provisions of Section 6.02(a), the Acquiror hereby agrees to guarantee and to cause the Surviving Corporation and each Subsidiary of the Surviving Corporation to honor and perform all obligations of the Surviving Corporation and each Subsidiary of the Surviving Corporation under all Benefit Plans of the Company and such Subsidiaries listed on Section 4.13(a) of the Company's Disclosure Letter and all employment contracts of the Company listed on Section 4.10 of the Company's Disclosure Letter.

     SECTION 7.09   Operations of Company.  Section 7.09 of the Acquiror
                    ----------------------
Disclosure Letter sets forth the intentions of the Acquiror with respect to the method of operating the business of the Company and its Subsidiaries from and after the Effective Time and with respect to the continuation by the Company and its Subsidiaries of the employment of their respective employees. Such matters are the intentions of the Acquiror as of the date of the Plan, are subject to change in the discretion of the Acquiror and shall not be construed to create any third party rights in any Person other than the parties to this Agreement.

     SECTION 7.10   Indemnification of Directors and Officers.
                    -----------------------------------------

          (a) Until six years from the Effective Time, the articles of incorporation and bylaws of the Surviving Corporation as in effect immediately after the Effective Time shall not be amended to reduce or limit the rights of indemnity afforded to the present and former directors and officers of the Company thereunder or to reduce or limit the ability of the Company to indemnify such persons or to hinder, delay or make more difficult the exercise

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     of such rights of indemnity or the ability to indemnify. The Surviving
     Corporation will at all times exercise the powers granted to it by its articles of incorporation, its bylaws and applicable law to indemnify to the fullest extent possible the present and former directors, officers, employees and agents of the Company against claims made against them arising from their service in such capacities prior to the Effective Time.

          (b) If any claim or claims shall, subsequent to the Effective Time and within six years thereafter, be made against any present or former director, officer, employee or agent of the Company based on or arising out of the services of such Person prior to the Effective Time in the capacity of such Person as a director, officer, employee or agent of the Company, the provisions of subsection (a) of this Section respecting the articles of incorporation and bylaws of the Surviving Corporation shall continue in effect until the final disposition of all such claims.

          (c) The Acquiror hereby agrees after the Effective Time to guarantee the payment of the Surviving Corporation's indemnification obligations described in Section 7.10(a) up to an amount determined as of the Effective Time equal to (i) the fair market value of any assets of the Surviving Corporation or any of its Subsidiaries distributed to the Acquiror or any of its Subsidiaries (other than the Surviving Corporation and its Subsidiaries), minus (ii) any liabilities of the Surviving Corporation or any of its Subsidiaries assumed by the Acquiror or any of its Subsidiaries (other than the Surviving Corporation and its Subsidiaries), minus (iii) the fair market value of any assets of the Acquiror or any of its Subsidiaries (other than the Surviving Corporation and its Subsidiaries) contributed to the Surviving Corporation or any of its Subsidiaries and
     (iv) plus any liabilities of the Acquiror or any of its Subsidiaries (other than the Surviving Corporation and its Subsidiaries) assumed by the Surviving Corporation or any of its Subsidiaries.

          (d) Notwithstanding subsections (a), (b) and (c) of this Section 7.10, the Acquiror and the Surviving Corporation shall be released from the obligations imposed by such subsection if the Acquiror shall assume the obligations of the Surviving Corporation thereunder by operation of Law or otherwise. Notwithstanding anything to the contrary in this Section 7.10, neither the Acquiror nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which shall not be unreasonably withheld.

          (e) The Acquiror shall cause to be maintained in effect until six years from the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company (or substitute policies providing at least the same coverage and limits and containing terms and conditions that are not materially less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that in no event shall the Acquiror or the Surviving Corporation be required to expend more than 200 percent of the current annual premiums paid by the Company for such insurance.

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          (f)  The provisions of this Section 7.10 are intended to be for the benefit of, and shall be enforceable by, each Person entitled to indemnification hereunder and the heirs and representatives of such Person.

     SECTION 7.11   Newco. Prior to the Effective Time, Newco shall not conduct
                    ------
any business or make any investments other than as specifically contemplated by this Plan and will not have any assets (other than the minimum amount of cash required to be paid to Newco for the valid issuance of its stock to the Acquiror).

     SECTION 7.12   Event Notices.  From and after the date of this Agreement
                    -------------
until the Effective Time, each party hereto shall promptly notify the other party hereto of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied and (ii) the failure of such party to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which would be likely to result in any condition to the obligations of such party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. No delivery of any notice pursuant to this Section 7.12 shall cure any breach of any representation or warranty of such party contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

                                  ARTICLE VIII

                              CLOSING CONDITIONS

     SECTION 8.01   Conditions to Obligations of Each Party Under This Plan.
                    -------------------------------------------------------
The respective obligations of each party to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the parties hereto, in whole or in part, to the extent permitted by applicable Law:

          (a)  Effectiveness of the Registration Statement.  The Registration
               -------------------------------------------
     Statement shall have been declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall have been initiated by the Commission.

          (b)  Shareholder Approval.  This Plan shall have been approved and
               --------------------
     adopted by the requisite votes of the shareholders of the Company.

          (c)  No Order.  No Court or Governmental Authority shall have enacted,
               --------
     issued, promulgated, enforced or entered any Law, Regulation or Order (whether temporary,

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

     preliminary or permanent) that is in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (d)  HSR Act.  The applicable waiting period under the HSR Act shall
               -------
     have expired or been terminated.

          (e)  Pooling of Interests.  The Acquiror and the Company shall have
               --------------------
     been advised in writing by Arthur Andersen LLP on the date upon which the Effective Time is to occur that, in reliance in part on the concurrent opinion of Coopers & Lybrand LLP that the Company is a "poolable entity", the Merger should for financial accounting purposes be treated as a Pooling Transaction.

          (f)  Dissenters' Rights.  The holders of record of no more than 7% of
               ------------------
     the outstanding Company Common Stock shall, immediately prior to the Closing, have perfected and continued to perfect statutory dissenters' rights under Subchapter D of the PBCL.

      SECTION 8.02   Additional Conditions to Obligations of the Acquiror
                     ----------------------------------------------------
Companies.  The obligations of the Acquiror Companies to effect the Merger and
---------
the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the Acquiror Companies, in whole or in part, to the extent permitted by applicable Law:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
     warranties of the Company contained in this Plan shall be true and correct as of the date of this Plan and as of the Effective Time as though made again on and as of the Effective Time except to the extent that any misrepresentations and breaches of warranty at the Closing shall not in the aggregate be Material to the Company. The Acquiror Companies shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the date of the Effective Time, to such effect.

          (b)  Agreements and Covenants.  The Company shall have performed or
               ------------------------
     complied in all material respects with all agreements and covenants required by this Plan to be performed or complied with by it on or prior to the Effective Time. The Acquiror Companies shall have received a certificate of the President and the Chief Financial Officer of the Company, dated the date of the Effective Time, to such effect.

          (c)  Tax Opinion.  The Acquiror shall have received the opinion dated
               ------------
     on or prior to the effective date of the Registration Statement of Vinson & Elkins L.L.P. to the effect that (i) the Merger will constitute a reorganization under section 368(a) of the Code, (ii) the Acquiror, the Company and Newco will each be a party to that reorganization, and (iii) no gain or loss will be recognized by the Acquiror, the Company or Newco by reason of the Merger.

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     SECTION 8.03   Additional Conditions to Obligations of the Company.  The
                    ---------------------------------------------------
obligations of the Company to effect the Merger and the other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law.

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
     warranties of the Acquiror Companies contained in this Plan shall be true and correct as of the date of this Plan and as of the Effective Time as though made again on and as of the Effective Time except to the extent that any misrepresentations and breaches of warranty at the Closing shall not in the aggregate be Material to the Acquiror. The Company shall have received a certificate of the Chairman of the Board, the President or any Vice President and the Chief Financial Officer of each of the Acquiror Companies, dated the date of the Effective Time, to such effect.

          (b)  Agreements and Covenants.  The Acquiror Companies shall have
               ------------------------
     performed or complied in all material respects with all agreements and covenants required by this Plan to be performed or complied with by them on or prior to the Effective Time. The Company shall have received a certificate of the Chairman of the Board, the President or any Vice President and the Chief Financial Officer of each of the Acquiror Companies, dated the date of the Effective Time, to such effect.

          (c)  Tax Opinion.  The Company shall have received the opinion dated
               -----------
     on or prior to the effective date of the Registration Statement of Drinker Biddle & Reath LLP to the effect that (i) the Merger will constitute a reorganization under section 368(a) of the Code, (ii) the Acquiror, the Company and Newco will each be a party to that reorganization, and (iii) no gain or loss will be recognized by the shareholders of the Company upon the receipt of shares of Acquiror Common Stock in exchange for shares of Company Common Stock pursuant to the Merger except with respect to any cash received in lieu of fractional share interests.

          (d)  Investment Banker's Opinion.  The Company shall have received, on
               ----------------------------
     or prior to the date of mailing of the Company Proxy Statement to the holders of Company Common Stock, a written opinion from Schroder Wertheim & Co. Incorporated, dated the date of such mailing, confirming the opinion to which reference is made in Section 4.21.

                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.01   Termination.  This Plan may be terminated at any time prior
                    -----------
to the Effective Time, whether before or after approval of this Plan and the Merger by the shareholders of the Company:

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

          (a)  by mutual consent of the Acquiror and the Company;

          (b) by the Acquiror, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Plan, or if any representation or warranty of the Company shall have become untrue in any material respect, in either case such that the conditions set forth in Section 8.02(a) or Section 8.02(b) would not be satisfied (a "Terminating Company Breach"); provided that, if such Terminating Company Breach is curable by the Company through the exercise of reasonable efforts and for so long as the Company continues to exercise such reasonable efforts, the Acquiror may not terminate this Plan under this Section 9.01(b);

          (c) by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of the Acquiror Companies set forth in this Plan, or if any representation or warranty of the Acquiror Companies shall have become untrue in any material respect, in either case such that the conditions set forth in Section 8.03(a) or Section 8.03(b) would not be satisfied (a "Terminating Acquiror Breach"); provided that, if such Terminating Acquiror Breach is curable by the Acquiror Companies through the exercise of their reasonable efforts and for so long as the Acquiror Companies continue to exercise such reasonable efforts, the Company may not terminate this Plan under this Section 9.01(c);

          (d) by either Acquiror or the Company, if there shall be any Order which is final and nonappealable preventing the consummation of the Merger, unless the party relying on such Order has not complied with its obligations under Section 7.03;

          (e) by either Acquiror or the Company, if the Merger shall not have been consummated before December 31, 1997; provided, however, that this Plan may be extended by written notice of either Acquiror or the Company to a date not later than February 28, 1998, if the Merger shall not have been consummated as a result of the Company or the Acquiror Companies having failed by December 31, 1997 to receive all required Authorizations and Orders with respect to the Merger or as a result of the entering of an Order by a Court or Governmental Authority; and provided, further, that, prior to February 28, 1998, no party shall be entitled to terminate this Plan pursuant to this Section 9.01(e) if such party is in material breach of any representation, warranty, covenant or agreement on the part of such party set forth in this Plan;

          (f) by either Acquiror or the Company, if this Plan shall fail to receive the requisite vote for approval and adoption by the shareholders of the Company at the Company Shareholders' Meeting;

          (g)  by the Acquiror, if

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

               (i) any Person (other than the Acquiror or any Affiliate of the Acquiror) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) a tender or exchange offer to purchase any shares of Company Common Stock such that, upon consummation of such offer, such Person would own or control 35% or more of the then outstanding Company Common Stock and the Board of Directors of the Company, within 10 Business Days thereafter, either fails to recommend against acceptance of such tender or exchange offer by the Company's shareholders or takes no position with respect thereto; or

               (ii) any Person (other than the Acquiror, the Company or any of their Subsidiaries) shall, subsequent to the date of this Agreement, acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any Group shall have been formed that beneficially owns, or has the right to acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of, (A) 35% or more of the then outstanding Company Common Stock and the Plan has failed to receive the requisite vote at the Company Shareholders' Meeting or (B) 45% or more of the then outstanding Company Common Stock.

     The right of any party hereto to terminate this Plan pursuant to this
Section 9.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Plan.

     SECTION 9.02   Effect of Termination.  Except as provided in Section 9.05
                    ---------------------
of this Plan, in the event of the termination of this Plan pursuant to Section 9.01, this Plan shall forthwith become void, there shall be no liability on the part of the Acquiror Companies or the Company or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party from liability for any misrepresentation or breach of any covenant or agreement under this Plan.

     SECTION 9.03   Amendment.  This Plan may be amended by the parties hereto
                    ---------
by action authorized by their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Plan by the shareholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted pursuant to this Plan upon consummation of the Merger. This Plan may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 9.04   Waiver.  At any time prior to the Effective Time, any party
                    ------
hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party

                                     -48-

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

with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. For purposes of this Section 9.04, the Acquiror Companies shall be deemed to be one party.

     SECTION 9.05   Fees, Expenses and Other Payments.
                    ---------------------------------

          (a) Except as provided in subsections (b) and (c) of this Section 9.05, all Expenses incurred by the parties hereto shall be borne solely and entirely by the party that incurred such Expenses; provided, however, that the allocable share of the Acquiror Companies as a group and the Company for all Expenses of printing, filing and mailing the Registration Statement and the Company Proxy Statement and all Commission and other regulatory filing fees incurred in connection with the Registration Statement and the Company Proxy Statement shall be one-half each; and provided, further that Acquiror may, at its option, pay any Expenses of the Company.

               (b) (i) The Company agrees that, if the Acquiror shall terminate this Plan pursuant to Section 9.01(g)(i) or 9.01(g)(ii), then in each such case the Company shall pay to the Acquiror $ 9 million.

               (ii) The Company agrees that, if (A) Acquiror shall terminate this Plan pursuant to Section 9.01(b) and such termination is the result of an intentional or willful breach by the Company of any agreement, covenant, representation or warranty herein and (B) either (1) within 12 months after such termination of this Plan the Company shall have entered into a definitive agreement with respect to a Competing Transaction with any Person or Group, other than Acquiror, its Subsidiaries or Affiliates, to which the Company shall have furnished information or with which the Company shall have had any contacts or entered into any discussions or negotiations relating to a Competing Transaction at any time during the period commencing 12 months prior to the date of this Plan through the date of termination of this Plan or (2) within 12 months after such termination of this Plan, any Person or Group to which the Company shall have furnished such information or with which it shall have had such contacts, discussions or negotiations shall have acquired beneficial ownership, by tender offer or exchange offer or otherwise, of 35% or more of the outstanding Company Common Stock and, in either case, the consideration received or to be received by the shareholders of the Company participating in such transaction shall be higher on a per share basis than the consideration payable to the shareholders of the Company under this Plan on a per share basis or such transaction shall be on more favorable terms to the shareholders of the Company than the Merger, then in such case the Company shall pay to Acquiror $9 million.

               (iii) For purposes of subsection (b)(ii) of this Section 9.05, the value of the consideration received or to be received by the Company's shareholders shall be
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          determined as of the date of the agreement or the transaction therein referenced, the value of the consideration payable to such shareholders under this Plan shall be determined as of the date of termination of this Plan and the consideration per share received or to be received by the shareholders of the Company in any transaction other than the Merger shall be equitably adjusted to give effect to any stock dividend, stock split or stock combination effected subsequent to the date of this Plan.

          (c) Any payment required to be made pursuant to Section 9.05(b) of this Plan shall be made to the Acquiror not later than two Business Days after delivery to the Company of notice of demand for payment, and shall be made by wire transfer of immediately available funds to an account designated by the Acquiror in the notice of demand for payment delivered pursuant to this Section 9.05(c).

                                   ARTICLE X

                              GENERAL PROVISIONS

      SECTION 10.01 Effectiveness of Representations, Warranties and Agreements.
                    -----------------------------------------------------------

          (a) Except as set forth in Section 10.01(b) of this Plan, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Plan.

          (b) The representations and warranties in this Plan shall terminate at the Effective Time.

     SECTION 10.02  Notices.  All notices and other communications given or made
                    -------
pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses or sent by electronic transmission to the telecopier number specified below:

          (a)  If to any of the Acquiror Companies, to:

               Halliburton Company
               3600 Lincoln Plaza
               500 North Akard
               Dallas, Texas 75201-3391
               Attention:     Lester L. Coleman
                              Executive Vice President and General Counsel
               Telecopier No.:  (214) 978-2658

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

               with a copy to:

               Vinson & Elkins L.L.P.
               First City Tower
               1001 Fannin
               Houston, Texas  77002-6760
               Attention:  William E. Joor III
               Telecopier No.:  (713) 758-2346

          (b)  If to the Company, to:

               NUMAR Corporation
               508 Lapp Road
               Malvern, Pennsylvania 19355
               Attention:     Edward P. Delson
                              Senior Vice President and Chief Financial Officer
               Telecopier No.: (610) 644-8131

               with a copy to:

               Drinker Biddle & Reath LLP
               1000 Westlakes Drive
               Suite 300
               Berwyn, Pennsylvania 19312
               Attention:  Walter Mostek, Jr.
               Telecopier No.:  610/993-8585

or to such other address or telecopier number as any party may, from time to time, designate in a written notice given in a like manner. Notice given by telecopier shall be deemed delivered on the day the sender receives telecopier confirmation that such notice was received at the telecopier number of the addressee. Notice given by mail as set out above shall be deemed delivered three days after the date the same is postmarked.

     SECTION 10.03  Headings.  The headings contained in this Plan are for
                    --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.

     SECTION 10.04  Severability.  If any term or other provision of this Plan
                    ------------
is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Plan shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Plan so

                                     -51-

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

as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 10.05  Entire Agreement.  This Plan (together with the Annexes, the
                    ----------------
Company's Disclosure Letter and the Acquiror's Disclosure Letter) constitutes the entire agreement of the parties, and, except for the Confidentiality Agreement which shall remain in full force and effect, supersedes all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof.

     SECTION 10.06  Assignment.  This Plan shall not be assigned by operation of
                    ----------
Law or otherwise.

     SECTION 10.07  Parties in Interest.  This Plan shall be binding upon and
                    -------------------
inure solely to the benefit of each party hereto, and nothing in this Plan, express or implied, other than Section 7.10 which is intended also to benefit the directors and officers of the Company therein referenced, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Plan.

     SECTION 10.08  Failure or Indulgence Not Waiver;  Remedies Cumulative.  No
                    ------------------------------------------------------
failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Plan are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 10.09  Governing Law.  This Plan shall be governed by, and
                    -------------
construed in accordance with, the Laws of the State of Texas, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law; provided, however, that any matter involving the internal corporate affairs of the Company shall be governed by the provisions of the PBCL and that any matter involving the internal corporate affairs of the Acquiror or Newco shall be governed by the provisions of the DGCL.

     SECTION 10.10  Specific Performance.  The parties hereby acknowledge and
                    ---------------------
agree that the failure of any party to this Plan to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties to this Plan for which damages, even if available, will not be an adequate remedy. Accordingly, each of the parties hereto hereby consents to the granting of equitable relief (including specific performance and injunctive relief) by any court of competent jurisdiction to enforce any party's obligations hereunder. The parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this Section is without prejudice to any other rights that the parties hereto may have for any failure to perform this Plan.

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     SECTION 10.11  Counterparts.  This Plan may be executed in multiple
                    ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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

     IN WITNESS WHEREOF, each of the parties hereto has caused this Plan to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    HALLIBURTON COMPANY



                                    By: /s/ Lester L. Coleman
                                       -----------------------------------
                                    Name: Lester L. Coleman
                                    Title: Executive Vice President and
                                           General Counsel


                                    HALLIBURTON M. S. CORP.



                                    By: /s/ Lester L. Coleman
                                       -----------------------------------
                                    Name: Lester L. Coleman
                                    Title: President


                                    NUMAR CORPORATION



                                    By:/s/ Dr. Melvin N. Miller
                                       -----------------------------------------
                                    Name: Dr. Melvin N. Miller
                                    Title: Chairman of the Board of Directors,
                                           Chief Executive Officer and President

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

                                                                         ANNEX A


                           SCHEDULE OF DEFINED TERMS

     The following terms when used in the Plan shall have the meanings set forth below unless the context shall otherwise require:

     "Acquiror" shall mean Halliburton Company, a Delaware corporation, and its successors from time to time.

     "Acquiror Common Stock" shall mean the common stock, par value $2.50 per share, of the Acquiror.

     "Acquiror Companies" shall have the meaning ascribed to such term in the first paragraph of this Plan.

     "Acquiror Representatives" shall have the meaning ascribed to such term in
Section 6.04.

     "Acquiror Restricted Stock" shall mean Acquiror Common Stock issued in restricted stock awards pursuant to the Halliburton Company 1993 Stock and Long-Term Incentive Plan or the Halliburton Company Restricted Stock Plan for Non-Employee Directors and subject to the restrictions provided therein.

     "Acquiror Stock Options" shall mean stock options granted pursuant to the Acquiror Stock Plans.

     "Acquiror Stock Plans" shall mean the Halliburton Company 1993 Stock and Long-Term Incentive Plan and the Halliburton Company Restricted Stock Plan for Non-Employee Directors and the Landmark Graphics Corporation 1984 Incentive Stock Option Plan, the Landmark Graphics Corporation 1985 Incentive Stock Option Plan, the Landmark Graphics Corporation 1987 Nonqualified Stock Option Plan, the Landmark Graphics Corporation 1989 Flexible Stock Option Plan, the Landmark Graphics Corporation Directors' Stock Option Plan, the Landmark Graphics Corporation Consultants' Stock Option Plan, the Landmark Graphics Corporation 1990 Employee Stock Option Plan and the Landmark Graphics Corporation 1994 Flexible Incentive Plan.

     "Acquiror's Audited Consolidated Financial Statements" shall mean the consolidated balance sheets of the Acquiror and its Subsidiaries as of December 31, 1995 and December 31, 1996 and the related consolidated statements of operations and cash flows for the fiscal years ended December 31, 1994, 1995 and 1996, together with the notes thereto, all as audited by Arthur Andersen LLP, independent accountants, under their report with respect thereto dated January 22, 1997 and included in the Acquiror's Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Commission.

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

     "Acquiror's Consolidated Balance Sheet" shall mean the consolidated balance sheet of the Acquiror as of December 31, 1996 included in the Acquiror's Audited Consolidated Financial Statements.

     "Acquiror's Consolidated Financial Statements" shall mean the Acquiror's Audited Consolidated Financial Statements and the Acquiror's Unaudited Consolidated Financial Statements.

     "Acquiror's Disclosure Letter" shall mean a letter of even date herewith delivered by the Acquiror to the Company with the execution of the Plan, which, among other things, shall identify exceptions to the Acquiror's representations and warranties contained in Article V by specific section and subsection references.

     "Acquiror's Rights Agreement" shall mean the Restated Rights Agreement dated December 1, 1996 between Halliburton Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

     "Acquiror's Unaudited Consolidated Financial Statements" shall mean the unaudited consolidated balance sheet of the Acquiror and its Subsidiaries as of March 31, 1997 and the related consolidated statements of operations and cash flows for the fiscal quarters ended March 31, 1996 and March 31, 1997, together with the notes thereto, included in the Acquiror's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 filed with the Commission.

     "Affiliate" shall, with respect to any Person, mean any other Person that controls, is controlled by or is under common control with the former.

     "Articles of Merger" shall have the meaning ascribed to such term in
Section 1926 of the PBCL.

     "Authorization" shall mean any and all permits, licenses, authorizations, orders, certificates, registrations or other approvals granted by any Governmental Authority.

     "Benefit Plans" shall mean, with respect to a specified Person, any employee pension benefit plan (whether or not insured), as defined in Section 3(2) of ERISA, any employee welfare benefit plan (whether or not insured) as defined in Section 3(1) of ERISA, any plans that would be employee pension benefit plans or employee welfare benefit plans if they were subject to ERISA, such as foreign plans and plans for directors, any stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock or other stock plan (whether qualified or nonqualified), and any bonus or incentive compensation plan sponsored, maintained, or contributed to by the specified Person or any of its Subsidiaries for the benefit of any of the present or former directors, officers, employees, agents, consultants or other similar representatives providing services to or for the specified Person or any of its Subsidiaries in connection with such services or any such plans which have been so sponsored, maintained, or contributed to within six years prior to the date of this Plan; provided, however, that such term shall not include (a) routine employment policies and procedures

                                      A-2

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

developed and applied in the ordinary course of business and consistent with past practice, including wage, vacation, holiday and sick or other leave policies, (b) workers compensation insurance and (c) directors and officers liability insurance.

     "Business Day" means any day other than a day on which banks in the State of Texas or the Commonwealth of Pennsylvania are authorized or obligated to be closed;

     "Certificate of Merger" shall have the meaning ascribed to such term in
Section 252 of the DGCL.

     "Closing" shall mean a meeting, which shall be held in accordance with
Section 3.03, of representatives of the parties to the Plan at which, among other things, all documents deemed necessary by the parties to the Plan to evidence the fulfillment or waiver of all conditions precedent to the consummation of the transactions contemplated by the Plan are executed and delivered.

     "Closing Date" shall mean the date of the Closing as determined pursuant to
Section 3.03.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Common Stock Exchange Ratio" shall mean the ratio of conversion of Company Common Stock into Acquiror Common Stock pursuant to the Merger as provided in
Section 3.01(a).

     "Company" shall mean NUMAR Corporation, a Pennsylvania corporation, and its successors from time to time.

     "Company Common Stock" shall mean the common shares, par value $0.01 per share, of the Company.

     "Company Option Plans" shall mean the Company's 1994 Stock Incentive Plan, 1995 Employee Stock Purchase Plan and the individual stock option agreements with the individuals named in Section 4.03(b) of the Company's Disclosure Letter.

     "Company Proxy Statement" shall have the meaning ascribed to such term in
Section 7.02(a).

     "Company Representatives" shall have the meaning ascribed to such term in
Section 6.03.

     "Company Stock Options" shall mean stock options granted pursuant to the Company Option Plans.

     "Company Shareholders' Meeting" shall have the meaning ascribed to such term in Section 7.01.

                                      A-3

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

     "Company Warrants" shall mean those certain warrants to purchase 37,879 shares of Company Common Stock pursuant to the Warrant Agreement between the Company and MMC/GATX Partnership No. I dated August 16, 1991, as amended by Amendments Nos. 1, 2 and 3 thereto.

     "Company's Consolidated Balance Sheet" shall mean the consolidated balance sheet of the Company as of December 31, 1996 included in the Company's Audited Consolidated Financial Statements.

     "Company's Disclosure Letter" shall mean a letter of even date herewith delivered by the Company to the Acquiror Companies concurrently with the execution of the Plan, which, among other things, shall identify exceptions to the Company's representations and warranties contained in Article IV by specific section and subsection references.

     "Company's Audited Consolidated Financial Statements" shall mean the consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1995 and December 31, 1996 and the related consolidated and combined statements of operations and cash flows for the fiscal years ended December 31, 1994, 1995 and 1996, together with the notes thereto, all as audited by Coopers & Lybrand LLP, independent accountants, under their report with respect thereto dated March 4,1997 and included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Commission.

     "Company's Consolidated Financial Statements" shall mean the Company's Audited Consolidated Financial Statements and the Company's Unaudited Consolidated Financial Statements.

     "Company's Unaudited Consolidated Financial Statements" shall mean the unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 31, 1997 and the related consolidated statements of operations and cash flows for the three months periods ended March 31, 1996 and March 31, 1997, together with the notes thereto, included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 filed with the Commission.

     "Competing Transaction" shall mean (a) a merger, consolidation, share exchange, business combination or similar transaction involving the Company or any of its Significant Subsidiaries; (b) a sale, lease, exchange, transfer or other disposition of 35% or more of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of transactions; or (c) the acquisition (in the case of a Group, through the formation of such Group or otherwise) by a Person or Group of beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of 35% or more of the outstanding Company Common Stock, whether by tender offer or exchange offer or otherwise or (d) the acquisition in any manner, directly or indirectly, of a Material equity interest in any voting securities of, or a substantial portion of the assets of, the Company or any of its Significant Subsidiaries, other than the transactions con templated by this Plan.

                                      A-4

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

     "Confidentiality Agreement" shall mean that certain confidentiality agreement between the Acquiror and the Company dated May 27, 1997.

     "Constituent Corporations" shall mean the Company and Newco.

     "control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

     "Court" shall mean any court or arbitration tribunal of the United States, any foreign country or any domestic or foreign state, and any political subdivision thereof, and shall include the European Court of Justice.

     "Current Benefit Plans" shall mean Benefit Plans that are sponsored, maintained, or contributed to by a specified Person or any of its Subsidiaries as of the date of this Plan.

     "DGCL" shall mean the General Corporation Law of the State of Delaware.

     "Dissenters' Shares" shall have the meaning ascribed to such term in
Section 3.01(e).

     "Effective Time" shall mean the date and time of the completion of the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Pennsylvania in accordance with Section 2.02.

     "Environmental Law or Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Authority pertaining to health or the environment currently in effect and applicable to a specified Person and its Subsidiaries, including the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, as amended ("OPA"), any state or local Laws implementing the foregoing federal Laws, and all other environmental conservation or protection Laws. For purposes of the Plan, the terms "hazardous substance" and "release" have the meanings specified in CERCLA; provided, however, that, to the extent the Laws of the state or locality in which the property is located establish a meaning for "hazardous substance" or "release" that is broader than that specified in either CERCLA, such broader meaning shall apply, and the term "hazardous substance" shall include all dehydration and treating wastes, waste (or spilled) oil, and waste (or spilled) petroleum products, and (to the extent in excess of background

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levels) radioactive material, even if such are specifically exempt from classification as hazardous substances pursuant to CERCLA or RCRA or the analogous statutes of any jurisdiction applicable to the specified Person or its Subsidiaries or any of their respective properties or assets.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the Regulations promulgated thereunder.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the Regulations promulgated thereunder.

     "Exchange Agent" shall mean ChaseMellon Shareholder Services, L.L.C.

     "Exchange Fund" shall mean the fund of Acquiror Common Stock, cash in lieu of fractional share interests and dividends and distributions, if any, with respect to such shares of Acquiror Common Stock established at the Exchange Agent pursuant to Section 3.02(a).

     "Expenses" shall mean all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Plan, the preparation, printing, filing and mailing of the Registration Statement and the Company Proxy Statement, the solicitation of stockholder approvals and all other matters related to the consummation of the transactions contemplated hereby.

     "GAAP" shall mean accounting principles generally accepted in the United States as in effect from time to time consistently applied by a specified Person.

     "Governmental Authority" shall mean any governmental agency or authority (other than a Court) of the United States, any foreign country, or any domestic or foreign state, and any political subdivision thereof, and shall include any multinational authority having governmental or quasi-governmental powers.

     "Group" shall have the meaning accorded to such term as it is defined under
Section 13(d) of the Exchange Act and the Regulations promulgated thereunder.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "IRS" shall mean the Internal Revenue Service.

     "Knowledge" shall mean, with respect to either the Company or the Acquiror, the actual knowledge of any executive officer of such party.

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

     "Law" shall mean all laws, statutes, ordinances, rules and regulations of the United States, any foreign country, or any domestic or foreign state, and any political subdivision or agency thereof, including all decisions of Courts having the effect of law in each such jurisdiction.

     "Lien" shall mean any mortgage, pledge, security interest, adverse claim, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Laws of any jurisdiction.

     "Material" shall mean material to the condition (financial and other), results of operations, business or prospects of a specified Person and its Subsidiaries, if any, taken as a whole; provided, however, that, as used in this definition the word "material" shall have the meaning accorded thereto pursuant to Section 11 of the Securities Act.

     "Material Adverse Effect" shall mean any change or effect that would be material and adverse to the consolidated business, condition (financial or otherwise), operations, performance or properties of a specified Person and its Subsidiaries, if any, taken as a whole; provided, however, that, as used in this definition the word "material" shall have the meaning accorded thereto pursuant to Section 11 of the Securities Act.

     "Material Contract" shall mean each contract, lease, indenture, agreement, arrangement or understanding to which a specified Person or any of its Subsidiaries is a party or to which any of the assets or operations of such specified Person or any of its Subsidiaries is subject that is of a type that would be required to be included as an exhibit to a registration statement on Form S-1 pursuant, in the case of the Company, to Paragraph (2), (4) or (10) of
Item 601(b) and, in the case of the Acquiror, to Paragraph (10) (other than clause (iii) thereof) of Item 601(b) of Regulation S-K under the Securities Act if such a registration statement were to be filed by such Person under the Securities Act on the date of determination. Notwithstanding the foregoing, such term shall, in the case of the Company, include any of the following contracts, agreements or commitments, whether oral or written:

          (1) Any collective bargaining agreement or other agreement with any labor union;

          (2) any agreement, contract or commitment with any other Person, other than any agency or representation entered in the ordinary course of business, containing any covenant limiting the freedom of such specified Person or any of its Subsidiaries to engage in any line of business or to compete with any other Person;

          (3) any partnership, joint venture or profit sharing agreement with any Person, which partnership, joint venture or profit sharing agreement generated revenues during its most recently completed fiscal year of $100,000 or more;

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

          (4) any employment or consulting agreement, contract or commitment between the Company or any of its Subsidiaries and any employee, officer or director thereof (i) having more than one year to run from the date hereof,
     (ii) providing for an obligation to pay or accrue compensation of $100,000 or more per annum or (iii) providing for the payment or accrual of any additional compensation upon a change in control of such Person or any of its Subsidiaries or upon any termination of such employment or consulting relationship following a change in control of such Person or any of its Subsidiaries;

          (5) any agency or representation agreement with any Person that is not terminable by the Company or one of its Subsidiaries without penalty upon not more than one year's notice; and

          (6) any confidentiality agreement, development agreement or license agreement relating to the products of the Company or any of its Subsidiaries.

     "Merger" shall mean the merger of Newco with an into the Company as provided in Article II of this Plan.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Newco" shall mean Halliburton M.S. Corp., a Delaware corporation and a wholly owned Subsidiary of the Acquiror.

     "NYSE" shall mean the New York Stock Exchange, Inc.

     "Order" shall mean any judgment, order or decree of any Court or Governmental Authority, federal, foreign, state or local.

     "PBCL" shall mean the Business Corporation Law of the Commonwealth of Pennsylvania.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Permitted Encumbrances" shall mean the following:

          (1) liens for taxes, assessments and other governmental charges not delinquent or which are currently being contested in good faith by appropriate proceedings; provided that, in the latter case, the specified Person or one of its Subsidiaries shall have set aside on its books adequate reserves with respect thereto;

          (2) mechanics' and materialmen's liens not filed of record and similar charges not delinquent or which are filed of record but are being contested in good faith by appropriate proceedings; provided that, in the latter case, the specified Person or one of its Subsidiaries shall have set aside on its books adequate reserves with respect thereto;

                                      A-8

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

          (3) liens in respect of judgments or awards with respect to which the specified Person or one of its Subsidiaries shall in good faith currently be prosecuting an appeal or other proceeding for review and with respect to which such Person or such Subsidiary shall have secured a stay of execution pending such appeal or such proceeding for review; provided that such Person or such Subsidiary shall have set aside on its books adequate reserves with respect thereto;

          (4) easements, leases, reservations or other rights of others in, or minor defects and irregularities in title to, property or assets of a specified Person or any of its Subsidiaries; provided that such easements, leases, reservations, rights, defects or irregularities do not materially impair the use of such property or assets for the purposes for which they are held; and

          (5) any lien or privilege vested in any lessor, licensor or permittor for rent or other obligations of a specified Person or any of its Subsidiaries thereunder so long as the payment of such rent or the performance of such obligations is not delinquent.

     "Person" shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity, but shall not include a Court or Governmental Authority.

     "Plan" shall mean the Agreement and Plan of Merger made and entered into as of June 9, 1997 among Acquiror, Newco and the Company, including any amendments thereto and each Annex (including this Annex A) and schedule thereto (including the Acquiror's Disclosure Letter and the Company's Disclosure Letter).

     "Pooling Transaction" shall mean a business combination that is treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and the Regulations of the Commission.

     "Prospectus/Proxy Statement" shall have the meaning ascribed to such term in Section 7.02(a).

     "Registration Statement" shall have the meaning ascribed to such term in
Section 7.02(a).

     "Regulation" shall mean any rule or regulation of any Governmental Authority having the effect of Law or of any rule or regulation of any self-regulatory organization, such as the NYSE or the NASD.

     "Reports" shall mean, with respect to a specified Person, all reports, registrations, filings and other documents and instruments required to be filed by the specified Person or any of its Subsidiaries with any Governmental Authority (other than the Commission).

                                      A-9

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

     "Representatives" shall mean, collectively, the Company's Representatives and the Acquiror's Representatives.

     "SEC Reports" shall mean (1) all Annual Reports on Form 10-K, (2) all Quarterly Reports on Form 10-Q, (3) all proxy statements relating to meetings of shareholders (whether annual or special), (4) all Current Reports on Form 8-K and (5) all other reports, schedules, registration statements or other documents required to be filed during a specified period by a specified Person with the Commission pursuant to the Securities Act or the Exchange Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Significant Subsidiary" means any Subsidiary of the Company or Acquiror, as the case may be, that constitutes a significant subsidiary of such party as such term is defined in Rule 1-02 of Regulation S-X of the Commission.

     "Stock Option Agreement" shall mean that certain Stock Option Agreement of even date herewith between the Acquiror and the Company.

     A "Subsidiary" of a specified Person shall be any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or of which the specified Person controls the management.

     "Surviving Corporation" shall mean the Company as the corporation surviving the Merger.

     "Tax Returns" shall have the meaning ascribed to such term in Section 4.14(a) of the Plan.

     "Taxes" shall mean all taxes, charges, imposts, tariffs, fees, levies or other similar assessments or liabilities, including income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, payroll and franchises imposed by or under any Law; and such terms shall include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof.

     "Terminated Benefit Plans" shall mean Benefit Plans that were sponsored, maintained, or contributed to by a specified Person or any of its Subsidiaries within six years prior to the date of this Plan but which have been terminated prior to the date of this Plan.

                                     A-10

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

     "Terminating Acquiror Breach" shall have the meaning ascribed to such term in Section 9.01(c).

     "Terminating Company Breach" shall have the meaning ascribed to such term in Section 9.01(b).

     "Voting Agreement" shall mean one of those several Voting Agreements of even date herewith between the Acquiror and certain shareholders of the Company.

                                     A-11

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

                                                                         ANNEX B

                          NUMAR AFFILIATE'S AGREEMENT


Halliburton Company
3600 Lincoln Plaza
500 N. Akard Street
Dallas, Texas  75201-3391

Ladies and Gentlemen:

     The undersigned has been advised that, as of the date hereof, the undersigned may be deemed to be an "affiliate" of NUMAR Corporation, a Pennsylvania corporation (the "Company"), as that term is defined in the Regulations of the Commission under the Securities Act.

     Pursuant to the terms and subject to the conditions of that certain Agreement and Plan of Merger by and among Halliburton Company, a Delaware corporation (the "Acquiror"), Halliburton M.S. Corp., a newly formed Delaware corporation and a wholly owned subsidiary of the Acquiror ("Newco"), and the Company to be dated as of June 9, 1997 (the "Plan") providing, among other things, for the merger of Newco with and into the Company (the "Merger"), the undersigned will be entitled to receive shares of Acquiror Common Stock in exchange for shares of Company Common Stock owned by the undersigned at the Effective Time of the Merger as determined pursuant to the Plan. Capitalized terms used but not defined herein are defined in Annex A to the Plan and are used herein with the same meanings as ascribed to them therein.

     The undersigned understands that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and that the staff of the Commission has issued certain guidelines that should be followed to ensure the application of pooling of interests accounting to the transaction.

     In consideration of the agreements contained herein, the Acquiror's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby represents, warrants and agrees that the undersigned will not make any sale, transfer or other disposition of
(i) Company Common Stock during the period from the date hereof until the earlier of the Effective Time and the termination of the Plan (which period, if the Merger is consummated, will be greater than 30 days), (ii) Acquiror Common Stock received by the undersigned pursuant to the Merger or otherwise owned by the undersigned until such time as financial statements that include at least 30 days of combined operations of the Company and the Acquiror after the Merger shall have been publicly reported, unless the undersigned shall have delivered to the Acquiror prior to any such sale, transfer or other disposition, a written opinion from Arthur Andersen LLP, independent public accountants for the Acquiror, or a written no-action letter from the accounting staff of the

                                      B-1

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

Commission, in either case in form and substance reasonably satisfactory to the Acquiror, to the effect that such sale, transfer or other disposition will not cause the Merger to not to be treated as a "pooling of interests" for financial accounting purposes in accordance with GAAP and the Regulations of the Commission or (iii) Acquiror Common Stock received by the undersigned pursuant to the Merger in violation of the Securities Act or the Regulations thereunder. The undersigned has been advised that the offering, sale and delivery of the shares of Acquiror Common Stock pursuant to the Merger will have been registered with the Commission under the Securities Act on a Registration Statement on Form S-4. The undersigned has also been advised, however, that, since the undersigned may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the shareholders of the Company, the Acquiror Common Stock received by the undersigned pursuant to the Merger can be sold by the undersigned only (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Securities Act or (iii) in reliance upon an exemption from registration that is available under the Securities Act.

     The undersigned also understands that instructions will be given to the transfer agent for the Acquiror Common Stock with respect to the Acquiror Common Stock to be received by the undersigned pursuant to the Merger and that there will be placed on the certificates representing such shares of Acquiror Common Stock, or any substitutions therefor, a legend stating in substance as follows:

     "These shares were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. These shares may only be transferred in accordance with the terms of such Rule and an Affiliate's Agreement between the original holder of such shares and Halliburton Company, a copy of which agreement is on file at the principal offices of Halliburton Company."

     It is understood and agreed that the legend set forth above shall be removed upon surrender of certificates bearing such legend by delivery of substitute certificates without such legend if (i) the undersigned shall have delivered to the Acquiror an opinion of counsel, in form and substance reasonably satisfactory to the Acquiror, to the effect that (A) the sale or other disposition of the shares represented by the surrendered certificates may be effected without registration of the offering, sale and delivery of such shares under the Securities Act and (B) the shares to be so transferred may be publicly offered, sold and delivered by the transferee thereof without compliance with the registration provisions of the Securities Act and (ii) the other restrictions set forth herein are no longer applicable.

     By its execution hereof, the Acquiror agrees that it will, as long as the undersigned owns any Acquiror Common Stock to be received by the undersigned pursuant to the Merger, take all reasonable efforts to make timely filings with the Commission of all reports required to be filed by it pursuant to the Exchange Act and will promptly furnish upon written request of the undersigned a written statement confirming that such reports have been so timely filed.

                                      B-2

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

     If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                    Very truly yours,


                                    By:________________________________
                                    Name:
                                    Title:
                                    Date:
                                    Address:
ACCEPTED this ___ day
of June, 1997

Halliburton Company


By:_______________________________
Name:
Title:

                                      B-3

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

                                                                         ANNEX C

                       HALLIBURTON AFFILIATE'S AGREEMENT


Halliburton Company
3600 Lincoln Plaza
500 N. Akard Street
Dallas, Texas  75201-3391

Ladies and Gentlemen:

     The undersigned has been advised that, as of the date hereof, the undersigned may be deemed to be an "affiliate" of Halliburton Company, a Delaware corporation (the "Acquiror"), as that term is defined in the Regulations of the Commission under the Securities Act.

     The undertakings contained in this Affiliate's Agreement are being given by the undersigned in connection with that certain Agreement and Plan of Merger by and among the Acquiror, Halliburton M.S. Corp., a newly formed Delaware corporation and a wholly owned subsidiary of the Acquiror ("Newco"), and NUMAR Corporation, a Pennsylvania corporation (the "Company"),to be dated as of June 9, 1997 (the "Plan"), providing, among other things, for the merger of Newco with and into the Company (the "Merger"). Capitalized terms used but not defined herein are defined in Annex A to the Plan and are used herein with the same meanings as ascribed to them therein.

     The undersigned understands that the Merger will be treated for financial accounting purposes as a "pooling of interests" in accordance with GAAP and that the staff of the Commission has issued certain guidelines that should be followed to ensure the application of pooling of interests accounting to the transaction.

     In consideration of the agreements contained herein, the Acquiror's reliance on this letter in connection with the consummation of the Merger and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby represents, warrants and agrees that the undersigned will not make any sale, transfer or other disposition of
(i) Company Common Stock during the period from the date hereof until the earlier of the Effective Time and the termination of the Plan (which period, if the Merger is consummated, will be greater than 30 days) or (ii) Acquiror Common Stock owned by the undersigned until such time as financial statements that include at least 30 days of combined operations of the Company and the Acquiror after the Merger shall have been publicly reported, unless the undersigned shall have delivered to the Acquiror prior to any such sale, transfer or other disposition, a written opinion from Arthur Andersen LLP, independent public accountants for the Acquiror, or a written no-action letter from the accounting staff of the Commission, in either case in form and substance reasonably satisfactory to the Acquiror, to the effect that such sale, transfer or other disposition will not cause the Merger

                                      C-1

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

to not to be treated as a "pooling of interests" for financial accounting purposes in accordance with GAAP and the Regulations of the Commission.

     If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                    Very truly yours,



                                    By:  ____________________________
                                    Name:
                                    Title:
                                    Date:
                                    Address:
ACCEPTED this ___ day
of June, 1997

Halliburton Company


By:  _______________________________
     Name:
     Title:

                                      C-2

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